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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

COMMUNICATION INTELLIGENCE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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COMMUNICATION INTELLIGENCE CORPORATION
275 Shoreline Drive, Suite 500
Redwood Shores, California 94065

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AUGUST 4, 2010

To the Stockholders of Communication Intelligence Corporation:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Communication Intelligence Corporation, a Delaware corporation (the "Company"), will be held at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood Shores, California 94065, on August 4, 2010, at 1:00 p.m. Pacific Time, for the following purposes, all as more fully described in the attached Proxy Statement:

  1.
  To elect four directors;

  2.
  To consider and vote upon a proposal to amend our Certificate of Incorporation to increase the number of shares of authorized capital stock;

  3.
  To consider and vote upon a proposal to amend the Certificate of Designation with respect to the Company's outstanding Series A-1 Preferred Stock;

  4.
  To ratify the appointment of GHP Horwath, P.C. as the Company's independent auditors for the year ending December 31, 2010; and

  5.
  To transact such other business as may properly come before the Annual Meeting.

        You are urged to carefully read the attached Proxy Statement and the additional information concerning the matters to be considered at the meeting. The Board of Directors has fixed the close of business on June 28, 2010 as the record date. Only stockholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof. A list of the stockholders will be available for inspection at the Company's headquarters, 275 Shoreline Drive, Suite 500, Redwood Shores, California 94065, at least ten days before the Annual Meeting and at the Annual Meeting.

YOUR VOTE IS IMPORTANT

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS STILL IMPORTANT THAT YOUR SHARES BE REPRESENTED. PLEASE SUBMIT A PROXY TO VOTE YOUR SHARES IN ONE OF THREE WAYS: VIA INTERNET, TELEPHONE OR MAIL. IF YOU CHOOSE TO SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AT YOUR EARLIEST CONVENIENCE. IF YOU DO ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT THAT TIME.

Redwood Shores, California July 16, 2010	By Order of the Board of Directors

Guido DiGregorio Chairman, President and Chief Executive Officer

COMMUNICATION INTELLIGENCE CORPORATION
275 Shoreline Drive, Suite 500
Redwood Shores, California 94065

PROXY STATEMENT

 ANNUAL MEETING OF STOCKHOLDERS

 INTRODUCTION

        This Proxy Statement and the accompanying proxy card are being furnished to stockholders of Communication Intelligence Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use in voting at the Company's Annual Meeting of Stockholders to be held at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood Shores, California 94065, on August 4, 2010, at 1:00 p.m. Pacific Time, and any adjournments or postponements thereof (the "Annual Meeting").

        At the Annual Meeting, stockholders of the Company will be asked to consider and vote upon the following:

  1.
  To elect four directors;

  2.
  To consider and vote upon a proposal to amend our Certificate of Incorporation to increase the number of shares of authorized capital stock;

  3.
  To consider and vote upon a proposal to amend the Certificate of Designation with respect to the Company's outstanding Series A-1 Preferred Stock;

  4.
  To ratify the appointment of GHP Horwath, P.C. as the Company's independent auditors for the year ending December 31, 2010; and

  5.
  Such other matters as may properly be brought before the meeting.

        This Proxy Statement and the accompanying proxy card, together with a copy of the Company's Annual Report to Stockholders, are first being mailed or delivered to stockholders of the Company on or about July 16, 2010.

        WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING, YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO VOTE YOUR SHARES BY PROXY VIA INTERNET, TELEPHONE OR MAIL, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. SHARES CAN BE VOTED AT THE ANNUAL MEETING ONLY IF THE HOLDER IS REPRESENTED BY PROXY OR IS PRESENT.

 VOTING SECURITIES

        The Board of Directors has fixed June 28, 2010 as the record date for purposes of determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Accordingly, only holders of record of shares of the Company's Common Stock ("Common Stock") and Series A-1 Cumulative Convertible Preferred Stock ("Series A-1 Preferred Stock") at the close of business on such date are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were approximately 908 beneficial owners of 190,776,482 outstanding shares of our Common Stock, and there were five beneficial owners of 766,195 outstanding shares of our Series A-1 Preferred Stock. Each holder of Common Stock is entitled to one vote for each share of our Common Stock held by such holder. Shares of Series A-1 Preferred Stock have no separate vote by class except as required by applicable law, and instead vote with the holders of Common Stock on an as-converted basis. Each share of Series A-1 Preferred Stock presently converts into 7.1429 shares of Common Stock. Accordingly, the 766,195 outstanding shares of Series A-1 Preferred Stock are presently convertible into 5,472,821 shares of Common Stock, and the holders of Series A-1 Preferred Stock are entitled to 5,472,821 votes for their shares of Series A-1 Preferred Stock on all matters to be voted on by the holders of the Common Stock. If a choice as to the matters coming before the Annual Meeting has been specified by a stockholder "FOR," "AGAINST" or "ABSTAIN" on the proxy card, which is duly returned and properly executed, the shares will be voted accordingly. If no choice is specified on the returned and properly executed proxy card, the shares will be voted FOR each nominated director and FOR approval of all proposals described in the Notice of Annual Meeting and in this Proxy Statement. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. The presence in person or by proxy of a majority of the total number of outstanding shares of Common Stock (including outstanding shares of Series A-1 Preferred Stock being voted on an as- converted basis) entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the Annual Meeting before an adjournment is taken.

        Whether or not you plan to attend the Annual Meeting, you may submit a proxy to vote your shares via Internet, telephone or mail as more fully described below:

  •
  By Internet: Go to www.proxyvote.com and follow the instructions. You will need your proxy card to submit your proxy.

  •
  By Telephone: Call 1-800-690-6903 and follow the voice prompts. You will need your proxy card to submit your proxy.

  •
  By Mail: Mark your vote, sign your name exactly as it appears on your proxy card, date your proxy card and return it in the envelope provided.

        If you vote via the Internet or by telephone, your electronic vote authorizes the persons designated on the enclosed form of proxy in the same manner as if you signed, dated and returned your proxy card. If you vote by Internet or by telephone, do not return your proxy card.

        If your shares are held in "street name" (that is, in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Internet and/or telephone voting also will be offered to stockholders owning shares through most banks and brokers.

        Attendance at the meeting will not automatically revoke a previously-submitted, properly-executed proxy. A stockholder executing a proxy card pursuant to this solicitation may revoke his or her proxy at any time prior to its use by:

  •
  delivering to the Secretary of the Company a signed notice of revocation; delivering a later-dated, properly executed proxy card;

  •
  submitting a later dated proxy by Internet or telephone; or

  •
  attending the meeting, revoking the previously-granted proxy and voting in person.

        In order to be effective, all revocations or a later-filed proxy card must be delivered to the Company at the address listed above not later than August 3, 2010, 5:00 p.m., local time. All valid unrevoked proxies will be voted at the Annual Meeting and any adjournments or postponements thereof. Under Delaware law, stockholders are not entitled to appraisal rights with respect to any of the proposals set forth in this Proxy Statement.

        Proxy cards marked as abstaining will be treated as present for the purpose of determining whether there is a quorum for the Annual Meeting, but will not be counted as voting on any matter as to which abstention is indicated. Broker "non-votes" (i.e., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) will not be treated as present for purposes of determining whether there is a quorum for the Annual Meeting unless the broker is given discretion to vote on at least one matter on the agenda.

        If a quorum is present at the Annual Meeting:

        (a)   the four nominees for director receiving the greatest number of votes (a plurality) will be elected. Abstentions and broker non-votes will not affect whether director nominees have received the requisite number of affirmative votes.

        (b)   the proposal to amend the Certificate of Incorporation to increase the authorized number of shares of capital stock will be adopted if it receives the affirmative vote of a majority of outstanding shares of Common Stock and Series A-1 Preferred Stock (on an as-converted basis), voting together as one class, and the affirmative vote of a majority of outstanding shares of Series A-1 Preferred Stock, voting as a separate class. Abstentions and broker nonvotes will have the effect of a "NO" vote.

        (c)   the proposal to amend the Certificate of Designations for the Series A-1 Preferred Stock to reflect that the Series A-1 Preferred Stock is subordinate to the Series B Preferred Stock in terms of dividends, liquidation, voting and other rights, will be adopted if it receives the affirmative vote of a majority of outstanding shares of Common Stock and Series A-1 Preferred Stock (on an as-converted basis), voting together as one class, and the affirmative vote of a majority of outstanding shares of Series A-1 Preferred Stock, voting as a separate class. Abstentions and broker nonvotes will have the effect of a "NO" vote.

        (d)   the proposal to ratify GHP Horwath, P.C. as independent auditors for the year ending December 31, 2010 will be approved if it receives more affirmative votes than negative votes. Abstentions and broker non-votes will not affect the passage of this proposal.

        A proxy card gives discretionary authority to the persons named therein with respect to any amendments or modifications of the Company's proposals and any other matters that may be properly proposed at the Annual Meeting. The shares represented by all valid non-revoked proxies will be voted in accordance with the instructions marked therein. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR ALL PROPOSALS. If any other matter properly comes before the Annual Meeting, the proxies solicited hereby will be exercised in accordance with the reasonable judgment of the proxy holders named therein. If the meeting is adjourned or postponed, your shares will be voted by the proxy holders on the new meeting date as well, unless you have revoked your proxy instructions before that date.

        The Company will pay the cost of its proxy solicitation. Upon request, the Company will reimburse brokers, banks, and other nominees for their reasonable expenses in sending proxy materials to their principals and obtaining their proxies. Some of the Company's employees may also solicit stockholders personally and by telephone. None of these employees will receive any additional or special compensation for doing this. Your cooperation in promptly submitting your proxy via Internet, telephone or mail will help to avoid additional expense.

        If you are a stockholder of record and you plan to attend the Annual Meeting, please indicate this when you vote your shares via Internet, telephone or mail. If you are a beneficial owner of shares of Common Stock or Series A-1 Preferred Stock held by a bank, broker or other nominee, you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from the bank, broker, or other nominee are examples of proof of ownership. If you want to vote in person your shares of the Company's stock held in street name, you will have to obtain a proxy, executed in your favor, from the holder of record.

PROPOSAL 1
ELECTION OF DIRECTORS

        The Bylaws of the Company provide that the Board of Directors shall consist of such number of directors, with a minimum of three, as the Board of Directors may determine from time to time. The authorized number of directors is five. The current Board of Directors consists of four persons, with one unfilled vacancy. The Board of Directors has nominated the four current members of the Board of Directors for election at the Annual Meeting. Each director elected at this Annual Meeting will serve for one year or until his successor is duly elected and qualified or his earlier resignation, removal or disqualification. If the Recapitalization (as described below) is consummated, pursuant to the terms of the Investor Rights Agreement to be entered into by the Company upon consummation of the Recapitalization, Guido DiGregorio and Louis Panetta will resign from the Board of Directors and the Company's two remaining directors, Kurt Amundson and David Welch, will elect three persons to the Board of Directors who will be designated by holders of the Series B Preferred Stock issued in connection with the Recapitalization to fill the three vacancies on the Board of Directors. For information with respect to the persons who are expected to fill the vacancies on the Board of Directors if the Recapitalization is consummated, see "Series B Preferred Director Designees" below.

        Unless otherwise instructed, the proxy holders named in the proxy card will vote the shares represented by proxies received by them for the election of the four nominees to the Board of Directors named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the shares will be voted for the election of any nominee designated by the present Board of Directors. The Company is not aware of any nominee who will be unable or will decline to serve as a director. THE BOARD OF DIRECTORS CONSIDERED THE PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF EACH OF THE DIRECTOR NOMINEES.

Director Nominees

        The following table sets forth certain information concerning the Directors of the Company (each of whom is also a Director Nominee):

Name	Age	Year First Elected or Appointed
Guido D. DiGregorio(5)	71	1997
Kurt Amundson(1)(2)(3)(4)	57	2009
Louis P. Panetta(1)(2)(3)(4)(5)	60	2000
David E. Welch(1)(3)(4)	63	2004

(1)
Member of the Audit Committee (Chairman David E. Welch)

(2)
Member of the Finance Committee (Chairman Kurt Amundson)

(3)
Member of the Compensation Committee (Chairman Louis P. Panetta)

(4)
Member of the Nominating Committee (Chairman—Kurt Amundson)

(5)
Member of the Best Practices Committee (Chair vacant due to recent death of Garry Meyer)

        The business experience of each of the directors for at least the past five years includes the following:

        Guido D. DiGregorio was elected Chairman of the Board in February 2002, Chief Executive Officer in June 1999 and President & Chief Operating Officer in November 1997. Mr. DiGregorio's service as Chief Executive Officer of the Company and his significant executive-level experience as an executive with technology companies prior to his service as the Company's Chief Executive Officer qualifies him for service as a member of the Board of Directors. Mr. DiGregorio began his career with General Electric, from 1966 to 1986, where after successive promotions in product development, sales, strategic marketing and venture management assignments, he rose to the position of General Manager of an industrial automation business. Prior to joining CIC, Mr. DiGregorio was recruited as CEO of several companies to position those businesses for sustained sales and earnings growth. Those companies include Exide Electronics, Maxitron Corp., Proxim and Display Technologies Inc.

        Kurt Amundson was appointed as Director of the Company, Chairman of the Finance Committee and a member of the Audit and Compensation Committee in September 2009. Mr. Amundson's 25 years of experience in financial and operating management, including 20 years at the CFO level of responsibility and higher predominately with high tech firms in the Silicon Valley area, qualifies him for service as a member of the Board of Directors. Mr. Amundson began his career with PricewaterhouseCoopers San Jose, California in 1980 after graduating from California Polytechnic State University. He attained his CPA certification in 1983. His experience as a VP-Finance/CFO of public companies includes: Proxim, Inc., Mountain View, CA, Abaxis, Inc., Sunnyvale, CA., Metra Biosystems, Inc. Mountain View, CA., Shaman Pharmaceuticals, Inc., South San Francisco, CA Adesso Healthcare Technology Services, Inc. San Jose, CA, and Cerco Medical, San Francisco, CA. Mr. Amundson's COO/President experience includes positions with Medisys, Plc, Menlo Park, CA. and Tuaki Medical, Inc., San Francisco, CA. He is presently CEO of KSE Consulting, focused primarily on financial management consulting. As Chief Financial Officer, Mr. Amundson's experience includes successfully leading multiple public financings and IPOs, a secondary financing, Eurobond Financing, and multiple private and venture capital backed equity financings. He has worked with multiple investment banks in the execution of successful public financings including Cowen & Co., Robertson Stephens & Co., Hambrecht & Quist, Furman Selz, Volpe Welty and Co., Nomura Securities (London), UBS Warburg (prior to merger with Paine Webber), CIBC World Markets/Oppenheimer & Co., and U.S. Bancorp Piper Jaffray.

        Louis P. Panetta was elected a director of the Company in October 2000. Mr. Panetta's experience in leadership positions in technology companies qualifies him for service as a member of the Board of Directors. Mr. Panetta is currently the principal of Louis Panetta Consulting, a management consulting firm, and also teaches at the school of business at California State University, Monterey Bay. He served as Vice President-Client Services for Valley Oak Systems from September 2003 to December 2003. From November 2001 to September 2003, Mr. Panetta was a member of the Board of Directors of Active Link. He was Vice President of Marketing and Investor Relations with Mobility Concepts, Inc. (a wireless Systems Integrator), a subsidiary of Active Link Communications from February 2001 to April 2003. He was President and Chief Operating Officer of PortableLife.com (eCommerce products provider) from September 1999 to October 2000 and President and Chief Executive Officer of Fujitsu Personal Systems (a computer manufacturer) from December 1992 to September 1999. From 1995 to 1999, Mr. Panetta served on the Board of Directors of Fujitsu Personal Systems. Mr. Panetta's prior positions include Vice President-Sales for Novell, Inc. (the leading supplier of LAN network software) and Director-Product Marketing for Grid Systems (a leading supplier of Laptop & Pen Based Computers).

        David E. Welch was elected a director in March 2004 and serves as the financial expert on the Audit Committee. Mr. Welch's experience in leadership positions in technology companies qualifies him for service as a member of the Board of Directors. From July 2002 to present, Mr. Welch has been the principal of David E. Welch Consulting, a financial consulting firm. Mr. Welch has also been Vice President and Chief Financial Officer of American Millennium Corporation, Inc., a provider of satellite based asset tracking and reporting equipment, from April 2004 to present. Mr. Welch was Vice President and Chief Financial Officer of Active Link Communications, a manufacturer of telecommunications equipment, from 1999 to 2002. Mr. Welch has held positions as Director of Management Information Systems and Chief Information Officer with Micromedex, Inc. and Language Management International from 1995 through 1998. Mr. Welch's other directorships have been with AspenBio Pharma, Inc., from 2004 to present, PepperBall Technologies, Inc., January 2007 to January 2009, and Advanced Nutraceuticals, Inc., from 2003 to 2006. Mr. Welch is a Certified Public Accountant licensed in the state of Colorado.

Series B Preferred Director Designees

        Upon consummation of the transactions contemplated by the Recapitalization and so long as 20% of the shares of Series B Preferred Stock originally issued in the Recapitalization and the Offering (as defined below) remain outstanding, Phoenix Venture Fund LLC will be entitled to nominate two individuals to serve as Directors and the holders of a majority of the outstanding shares of Series B Preferred Stock will be entitled to nominate one individual to serve as a Director and the Company is obligated to appoint such directors to the Board of Directors. In addition, so long as 20% of the shares of Series B Preferred Stock originally issued in the Recapitalization and the Offering remain outstanding, at each meeting of the Company's stockholders held for the election of directors after the Recapitalization and the Offering, or upon written consent of such stockholders for such purpose, the holders of a majority of the outstanding shares of Series B Preferred Stock will have the right, voting separately as a class (to the exclusion of all other classes or series of the Company's capital stock), to elect two individuals designated by Phoenix Venture Fund LLC and one individual designated by the holders of a majority of the outstanding shares of Series B Preferred Stock to serve on the Board of Directors (collectively, the "Series B Preferred Directors"). Phoenix Venture Fund LLC has designated Philip S. Sassower and Andrea Goren to serve as Directors and holders of a majority of the shares of Series B Preferred Stock outstanding concurrently with the consummation of the Recapitalization will designate Francis J. Elenio to serve as a Director. Messrs. Sassower, Goren and Elenio are collectively referred to as the Series B Preferred Director Designees. If the Recapitalization is consummated, Messrs. DiGregorio and Panetta will resign from the Board of Directors effective as of the consummation of the Recapitalization and Messrs. Amundson and Welch will elect each of the Series B Preferred Director Designees to the Board of Directors to serve until the next annual meeting of stockholders.

        The business experience of each of the Series B Preferred Stock Director Designees for the past five years includes the following:

        Philip S. Sassower is a Managing Director of SG Phoenix LLC, a private equity firm, and has served in that capacity since May 2003. Mr. Sassower has also been Chief Executive Officer of Phoenix Enterprises LLC, a private equity firm, and has served in that capacity since 1996. In addition, Mr. Sassower has served as Chief Executive Officer of Xplore Technologies Corp. (OTCBB:XLRT) since February 2006 and has been a director of Xplore Technologies Corp. and served as Chairman of its board of directors since December 2004. On May 13, 2008, Mr. Sassower was named Chairman of the Board of The Fairchild Corporation (NYSE: FA), a motorcycle accessories and aerospace parts and services company. On March 18, 2009, The Fairchild Corporation and 61 subsidiaries filed a petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court, District of Delaware. Mr. Sassower also served as Chairman of the Board of the Company from 1998 to 2002 and as Co-Chief Executive Officer of the Company from 1997 to 1998. Mr. Sassower is co-manager of the managing member of Phoenix Venture Fund LLC. Mr. Sassower's qualifications to serve on the Board of Directors include more than 40 years of business and investment experience. Mr. Sassower has developed extensive experience working with management teams and boards of directors, and in acquiring, investing in and building companies and implementing changes.

        Francis J. Elenio is Financial Advisor to Premier Wealth Management, Inc., a wealth management company focused on medium and high net worth individuals, and has served in that position since September 2007. In addition, Mr. Elenio is Chief Financial Officer of Wilshire Enterprises, Inc., a real estate investment and management company, and has served in that position since September 2006. Previously, Mr. Elenio was Chief Financial Officer of WebCollage, Inc., an internet content integrator for manufacturers, from March 2006 through August 2006. From November 2005 through March 2006, Mr. Elenio was interim Chief Financial Officer of TWS Holdings, Inc., a business process outsourcing company. From April 2004 until November 2005, Mr. Elenio was Chief Financial Officer and Director for Roomlinx, Inc., a provider of wireless high speed internet access to hotels and conference centers. Mr. Elenio has been a director of Xplore Technologies Corp. (OTCBB:XLRT) since November 2007. Mr. Elenio's qualifications to serve on the Board of Directors include his significant financial management, operational and leadership experience including over 20 years of public and private accounting. Mr. Elenio has extensive CFO level experience at public and private companies.

        Andrea Goren is a Managing Director of SG Phoenix LLC, a private equity firm, and has served in that capacity since May 2003 and has been associated with Phoenix Enterprises LLC since January 2003. Prior to that, Mr. Goren served as Vice President of Shamrock International, Ltd., a private equity firm, from June 1999 to December 2002. Mr. Goren has been a director of Xplore Technologies Corp. (OTCBB:XLRT) since December 2004 and of The Fairchild Corporation since May 2008. On March 18, 2009, The Fairchild Corporation and 61 subsidiaries filed a petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court, District of Delaware. Mr. Goren is co-manager of the managing member of Phoenix Venture Fund LLC. Mr. Goren's qualifications to serve on the Board of Directors include his experience and knowledge acquired in more than 11 years of private equity investing. Mr. Goren has played a significant role in SG Phoenix LLC's private equity investments and has developed extensive experience working with management teams and boards of directors, including at numerous public companies affiliated with SG Phoenix LLC.

Executive Officers

        The following table sets forth the name and age of each executive officer of the Company, or named executive officers, and all positions and offices of the Company presently held by each of them.

Name	Age	Positions Currently Held
Guido D. DiGregorio	71	Chairman of the Board, Chief Executive Officer and President
Francis V. Dane	59	Chief Legal Officer, Secretary and Chief Financial Officer
Russel L. Davis	46	Chief Technology Officer & Vice President, Product Development

        The business experience of each of the executive officers for at least the past five years includes the following:

        Guido D. DiGregorio—see above under the heading "Proposal 1—Director Nominees."

        Francis V. Dane was appointed the Company's Secretary in February of 2002, its Chief Financial Officer in October 2001, and its Human Resources Executive in September 1998, and assumed the position of Chief Legal Officer in December of 1997. From 1991 to 1997, he served as a Vice President and Secretary of the Company, and from 1988 to 1992 as its Chief Financial Officer and Treasurer. Since July of 2000, Mr. Dane has also been the Secretary and Treasurer of Genyous Biomed International Inc. (including its predecessors and affiliates) a company in the biopharmaceutical field focused on the development of medical products and services for the prevention, detection and treatment of chronic illnesses such as cancer. From October 2000 to April 2004, Mr. Dane served as a director of Perceptronix Medical, Inc. and SpectraVu Medical Inc., two companies focused on developing improved methods for the early detection of cancer. From October 2000 to June 2003, Mr. Dane was a director of CPC Cancer Prevention Centers Inc., a company focused on developing a comprehensive cancer prevention program based upon the detection of early stage, non-invasive cancer. Prior to this Mr. Dane spent over a decade with PricewaterhouseCoopers, his last position was that of Senior Manager, Entrepreneurial Services Division. Mr. Dane is a member of the State Bar of California and has earned a CPA certificate from the states of Connecticut and California.

        Russel L. Davis rejoined the Company as Chief Product Officer in August 2005 and now serves as its Chief Technology Officer and Vice President of Product Development. He served as CTO of SiVault Systems, from November 2004 to August 2005. Mr. Davis originally joined CIC in May of 1997 and was appointed Vice President of Product Development & Support in October of 1998, a position he held until he left the Company in November 2004. Prior to this, Mr. Davis served in a number of technical management roles, including Director of Service for Everex Systems, Inc., a Silicon Valley based PC manufacturer and member of the Formosa Plastics Group, managing regional field engineering operations for Centel Information Systems, which was acquired by Sprint. He also served in the United States Navy supervising shipboard Electronic Warfare operations.

        If the Recapitalization is consummated, Mr. DiGregorio will resign as Chairman of the Board and Chief Executive Officer of the Company to focus his full time and attention on the Company's sales and customers as President and Chief Operating Officer and Mr. Sassower will be appointed to serve as Chairman of the Board and Chief Executive Officer. The business experience of Mr. Sassower for at least the past five years is described under the heading "Series B Preferred Director Designees" above.

BOARD OF DIRECTOR MEETINGS AND COMMITTEES

        The Company's affairs are managed under the direction of the Board of Directors. Members of the Board receive information concerning the Company's affairs through oral and written reports by management, Board and committee meetings and other means. The Company's directors generally attend Board of Directors meetings, committee meetings and informal meetings with management and others, participate in telephone conversations and have other communications with management and others regarding the Company's affairs. During 2009, the Board of Directors held two formal meetings, one telephonic meeting and acted by unanimous written consent on four occasions. Except for the meetings of the Audit Committee, which were held separately, and in cases where the committees acted by unanimous consent, all committee meetings were held concurrently with the formal meetings of the Board of Directors. For the year ended December 31, 2009, each incumbent director participated in all of the formal meetings of the Board and each committee on which he served.

        Directors of the Company serve until their successors are duly elected and qualified or until their earlier resignation, removal or disqualification. There are no family relationships between the Company's directors and executive officers.

Director Independence

        The Board has determined that each of our directors, except Mr. DiGregorio, is independent within the meaning of the applicable rules and regulations of the Securities and Exchange Commission ("SEC") and the director independence standards of The NASDAQ Stock Market, Inc. ("NASDAQ"), as currently in effect. Furthermore, the Board has determined that each of the members of each of the committees of the Board is "independent" under the applicable rules and regulations of the SEC and the director independence standards of NASDAQ, as currently in effect, except for Mr. DiGregorio who is a member of the Best Practices Committee.

        If the Recapitalization is consummated, each of the directors other than Messrs. Sassower and Goren, will be independent within the meaning of the applicable rules and regulations of the SEC and the director independence standards of NASDAQ, as currently in effect.

Board Committees

        The Company's Board of Directors has five committees as set forth below. The members of each committee are appointed by the Board of Directors.

        Audit Committee.    The Audit Committee assists the Board of Directors in the exercise of its fiduciary responsibility of providing oversight regarding the Company's financial statements and the financial reporting processes, internal accounting and financial controls, the annual independent audit of the Company's financial statements, and other aspects of the financial management of the Company, oversees our financial reporting process on behalf of the Board of Directors and reports to the Board of Directors the results of these activities, including the systems of internal controls that management and the Board of Directors have established. The Audit Committee, among other duties, engages the independent public accountants retained as the registered public accounting firm, pre-approves all audit and non-audit services provided by the independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, considers the compatibility of any non-audit services provided by the independent public accountants with the independence of such auditors and reviews the independence of the independent public accountants. The members of the Audit Committee are Messrs. Amundson, Panetta and Welch. Mr. Welch serves as the Audit Committee's financial expert. Each member of the Audit Committee is independent as defined under applicable rules and regulations. The Audit Committee conducted one meeting in the year ended December 31, 2009 and all members attended that meeting. Additionally, the Chair of the Audit Committee met telephonically with the Company's independent accountants on three other occasions. A copy of the Audit Committee charter can be found at our website, www.cic.com.

        Finance Committee.    The Finance Committee develops strategies for the financing and development of the Company and monitors and evaluates progress toward established objectives. The members of the Finance Committee are Messrs. Amundson and Panetta. During 2009, the Finance Committee discussions were held concurrently with the two meetings of the Board of Directors.

        Compensation Committee.    The Compensation Committee generally reviews compensation matters with respect to executive and senior management arrangements and administers the Company's stock option plans. The members of the Compensation Committee are Messrs. Amundson, Panetta and Welch. During 2009, the Compensation Committee held no formal meetings, but acted by unanimous written consent on five occasions. The Board has adopted a Compensation Committee Charter, a copy of which can be found on our website, www.cic.com.

        Nominating Committee.    The Nominating Committee is responsible for considering and making recommendations to the Board concerning the appropriate size, functions and needs of the Board. The Nominating Committee reviews the appropriate skills and characteristics required of directors in the context of prevailing business conditions. The objective of the Nominating Committee is to create and sustain a Board that brings to the Company a variety of perspectives and skills derived from high-quality business and professional experience. Directors should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of the stockholders. Directors should also have an inquisitive and objective perspective, practical wisdom, and mature judgment. We endeavor to have a Board representing diverse experience at policy-making levels in business, government, education, and technology, and in areas that are relevant to the Company's business activities. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serving on the Board for an extended period of time. During 2009, Nominating Committee discussions were held concurrently with the meetings of the Board of Directors. The members of the Nominating Committee are Messrs. Amundson, Panetta and Welch. The Board has adopted a Nominating Committee Charter, a copy of which can be found on our website, www.cic.com.

        Best Practices Committee.    The purpose of the Best Practices Committee is to enhance both the sales and product development processes by developing a standardized set of practices to maintain and improve the Company's market leadership position. The Board designated Garry Meyer as the chairman of the Best Practices Committee, however, Mr. Meyer died in February 2010 and a replacement chairperson has not been named. Messrs. Panetta and DiGregorio are members of the committee. During 2009, the Best Practices Committee discussions were held concurrently with the two meetings of the Board of Directors.

        Effect of Recapitalization.    Upon consummation of the Recapitalization, at all times at least one of the Series B Preferred Directors will be a member of each of the Audit Committee and the Best Practices Committee and the two directors designated by the Phoenix Venture Fund LLC will be members of each of the Finance Committee, Compensation Committee and Nominating Committee. Until the occurrence of certain events set forth in the Investor Rights Agreement (as discussed below), each committee of the Board will be comprised of not more than three directors, except as otherwise agreed to by Phoenix Venture Fund LLC.

Leadership Structure of Board of Directors

        The Company's Chief Executive Officer Mr. DiGregorio also serves as its Chairman of the Board. The Board believes the interests of all stockholders have been well served through a leadership model with the same person holding the positions of Chief Executive Officer and Chairman of the Board. The Company's current Chief Executive Officer possesses an in-depth knowledge of the Company, its operations, and the array of business challenges faced by the Company, all of which have been gained through years of experience in the industry. The Board believes that these experiences and other insights put the Chief Executive Officer in the best position to provide broad leadership for the Board as it considers strategy and as it exercises its fiduciary responsibilities to its stockholders.

        The Board has not previously designated a lead independent director because it concluded that it was unnecessary in light of the independence of all other members of the Board. As indicated above, all directors other than Mr. DiGregorio are independent, and all directors serving on the Compensation, Audit and Nominating Committees are independent. Each independent director may call meetings of the independent directors, and may request agenda topics to be added or dealt with in more detail at meetings of the full Board or an appropriate Board committee. Accordingly, the oversight of critical matters, such as the integrity of the Company's financial statements, employee compensation, including compensation of the executive officers, the selection of directors and the evaluation of the Board and key committees is entrusted to independent directors.

        As described in detail in this proxy statement, if the Recapitalization and Offering are consummated, Mr. Sassower will be appointed to the Company's Board and will be appointed Chief Executive Officer and it is contemplated that he will also be appointed as Chairman of the Board. It has not been determined at this time whether the Company will have a lead independent director if the Recapitalization and Offering are consummated. In any event, if the Recapitalization and Offering are consummated, the majority of the Board will continue to be comprised of independent directors and each of the Audit Committee and Best Practices Committee will be comprised of a majority of independent directors.

Role of Board of Directors in Risk Oversight

        The entire Board and each of its standing committees are involved in overseeing risk associated with the Company and its business. The Board monitors the Company's governance by review with management and outside advisors, as considered necessary. The Board has delegated certain risk management responsibilities to the Board committees. The Board and the Audit Committee monitor the Company's liquidity risk, regulatory risk, operational risk and enterprise risk by reviews with management and independent accountants and other advisors, as considered necessary. In its periodic meetings with the independent accountants, the Audit Committee discusses the scope and plan for the audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs. The Board and the Finance Committee monitor the Company's development and financial requirements. The Board and the Best Practices Committee monitor the Company's sales and product development processes. The Board and the Nominating Committee monitor the Company's succession risk by regular review with management and consultation with outside advisors as considered necessary. As part of its responsibilities as set forth in its charter, the Compensation Committee reviews the impact of the Company's executive compensation program and the associated incentives to determine whether they present a significant risk to the Company.

        Because all directors other than Mr. DiGregorio are independent and all directors serving on the Compensation, Audit and Nominating Committees are independent, the Board believes that its independent directors have been actively involved in overseeing risk associated with the Company and its business. If the Recapitalization and Offering are consummated, a majority of the directors serving on the Audit and Best Practices Committees will continue to be independent and independent directors will also serve on each of the Compensation, Finance and Nominating Committees. The Board believes that its independent directors will continue to be actively involved in overseeing risk associated with the Company and its business.

Communications to the Board

        The Board of Directors welcomes and encourages stockholders to share their thoughts regarding the Company. Towards that end, the Board of Directors has adopted a policy whereby all communications should first be directed to Investor Relations. Investor Relations will then, for other than routine communications, distribute a copy of the communication to the Chairman of the Board, the Chairman of the Audit Committee and the Company's Chief Legal Officer. Based on the input and decision of these persons, along with the entire Board, if it is deemed necessary, the Company will respond to the communications. Stockholders should not communicate with individual directors unless requested to do so.

        See STOCKHOLDER PROPOSALS AND STOCKHOLDER NOMINATIONS OF DIRECTORS, page 41, for information regarding the process for stockholders to nominate individuals for election to the Board of Directors.

DIRECTOR COMPENSATION

        For their service as directors of the Company, all non-employee directors receive a fee of $1,000 for each meeting of the Board of Directors attended, in person, and all directors are reimbursed for all reasonable out-of-pocket expenses incurred in connection with attending such meetings. Generally, directors receive options to acquire 50,000 shares of Common Stock upon joining the Board and options to acquire 25,000 shares each time they are elected to the Board thereafter. The exercise price of all options granted to directors is equal to the market closing price on the date of grant, the options vest immediately and have a seven year term.

        In July 2009, directors Meyer, Panetta, and Welch and then-director C.B. Sung were each granted immediately exercisable non-qualified options to purchase 50,000 shares of Common Stock at an exercise price of $0.20 per share, which options expire on June 30, 2015. In September 2009, upon his appointment to the Board, Mr. Amundson was granted immediately exercisable non-qualified options to purchase 50,000 shares of Common Stock at an exercise price of $0.11 per share, which options expire on September 9, 2016. In August 2009, before joining the Board of Directors, under a consulting agreement, Mr. Amundson was granted immediately exercisable non-qualified options to purchase 25,000 shares at an exercise price of $0.07 per share. All of the above grants were issued at the respective market price on the date of grant.

        The following table sets forth a summary of the compensation paid to our directors during 2009 (other than Mr. DiGregorio who did not receive any compensation as a director).

Name	Fees Earned Or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(7)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kurt Amundson(1)	$1,000	$—	$6,070	$—	$—	$—	$7,070
Garry Meyer(2)(3)	$1,000	$—	$3,470	$—	$—	$—	$4,470
Louis P. Panetta(4)	$2,000	$—	$3,470	$—	$—	$—	$5,470
David E. Welch(5)	$2,000	$—	$3,470	$—	$—	$—	$5,470
C. B. Sung, Former Director(6)	$—	$—	$3,470	$—	$—	$—	$3,470

(1)
Mr. Amundson holds options to acquire 75,000 shares of Common Stock at December 31, 2009, all of which are vested. Of such shares, 25,000 were granted to Mr. Amundson pursuant to a consulting agreement in August 2009, prior to his appointment to the Board.

(2)
The Estate of Mr. Meyer holds options to acquire 125,000 shares of Common Stock at December 31, 2009, all of which were vested.

(3)
Mr. Meyer died on February 20, 2010. All options previously granted to Mr. Meyer will expire as of February 20, 2011.

(4)
Mr. Panetta holds options to acquire 250,000 shares of Common Stock at December 31, 2009, all of which were vested.

(5)
Mr. Welch holds options to acquire 225,000 shares of Common Stock at December 31, 2009, all of which were vested.

(6)
Mr. Sung resigned from the Board in September 2009.

(7)
The amounts provided in this column represent the aggregate grant date fair value of option awards granted to our directors in the fiscal year ended December 31, 2009 as calculated in accordance with FASB ASC Topic 718, Stock Compensation. The aggregate number of option awards outstanding for each director and former director as of December 31, 2009 is as follows: Mr. Amundson—75,000; Mr. Meyer—125,000; Mr. Panetta—250,000; Mr. Welch—225,000; and Mr. Sung—0.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information as of July 6, 2010 with respect to the beneficial ownership of (i) any person known to be the beneficial owner of more than 5% of any class of voting securities of the Company, (ii) each director and director nominee of the Company, (iii) each of the current executive officers of the Company named in the Summary Compensation Table under the heading "Executive Compensation", (iv) all directors and executive officers of the Company as a group and (v) each of the Series B Preferred Director Designees who would be elected to the Board if the Recapitalization is consummated. Except as indicated in the footnotes to this table (i) each person has sole voting and investment power with respect to all shares attributable to such person and (ii) each person's address is c/o Communication Intelligence Corporation, 275 Shoreline Drive, Suite 500, Redwood Shores, California 94065-1413.

	Common Stock		Series A-1 Preferred Stock
Name of Beneficial Owner	Number of Shares(1)	Percent of Class(1)	Number of Shares(2)	Percent of Class(2)
Guido DiGregorio(3)	4,152,295	2.1%	—	—
Kurt Amundson(4)	75,000	*	—	—
Louis P. Panetta(5)	250,000	*	—	—
David E. Welch(6)	225,000	*	—	—
Francis V. Dane(7)	797,855	*	—	—
Russel L. Davis(8)	1,120,393	*	—	—
All directors and executive officers as a group (6 persons)(9)	6,620,543	3.4%	—	—
5% Shareholders
Phoenix Venture Fund LLC(10)	75,331,564	37.2%	—	—
Michael W. Engmann(11)	17,207,139	8.6%	556,321	71.2%
Series B Preferred Director Designees (if the Recapitalization is consummated)
Philip S. Sassower(12)	75,331,564	37.2%	—	—
Andrea Goren(13)	75,350,564	37.2%	—	—
Francis J. Elenio	—	*	—	—

*
Less than 1%.

(1)
Shares of Common Stock beneficially owned and the respective percentages of beneficial ownership of Common Stock assumes the exercise or conversion of all options, warrants and other securities convertible into Common Stock, including shares of Series A-1 Preferred Stock, beneficially owned by such person or entity currently exercisable or exercisable within 60 days of July 6, 2010. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days of July 6, 2010, or securities convertible into Common Stock within 60 days of July 6, 2010 are deemed outstanding and held by the holder of such shares of Common Stock, options, warrants, or other convertible securities, including shares of Series A-1 Preferred Stock, for purposes of computing the percentage of outstanding Common Stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding Common Stock beneficially owned by any other person. The percentage of beneficial ownership of Common Stock beneficially owned is based on 192,418,565 shares of Common Stock outstanding as of July 6, 2010 and 781,477 shares of Series A-1 Preferred Stock outstanding as of such date. Each outstanding share of Series A-1 Preferred Stock is presently convertible into 7.1429 shares of Common Stock. The shares of Common Stock beneficially owned and the respective percentages of beneficial ownership of Common Stock stated in these columns assume conversion of shares of Series A-1 Preferred Stock at this ratio.

(2)
Each outstanding share of Series A-1 Preferred Stock is presently convertible into 7.1429 shares of Common Stock. The shares of Series A-1 Preferred Stock beneficially owned and the respective percentages of beneficial ownership of Common Stock stated in these columns reflect ownership of shares of Series A-1 Preferred Stock, and not shares of Common Stock issuable upon conversion of shares of Series A-1 Preferred Stock at this ratio. The percentage of beneficial ownership of Series A-1 Preferred Stock beneficially owned is based on 781,477 shares of Series A-1 Preferred Stock outstanding as of July 6, 2010.

(3)
Represents (a) 1,331,400 shares held by Mr. DiGregorio and (b) 2,820,895 shares issuable upon the exercise of options exercisable within 60 days of July 6, 2010.

(4)
Represents 75,000 shares issuable upon the exercise of options exercisable within 60 days of July 6, 2010.

(5)
Represents 250,000 shares issuable upon the exercise of options exercisable within 60 days of July 6, 2010.

(6)
Represents 225,000 shares issuable upon the exercise of options exercisable within 60 days of July 6, 2010.

(7)
Represents (a) 133,545 shares held by Mr. Dane and (b) 664,310 shares issuable upon the exercise of options exercisable within 60 days of July 6, 2010.

(8)
Represents (a) 137,500 shares held by Mr. Davis and (b) 982,893 shares issuable upon the exercise of options within 60 days of July 6, 2010.

(9)
Includes 5,018,098 shares issuable upon the exercise of options within 60 days of July 6, 2010.

(10)
Represents (a) 65,076,054 shares held by Phoenix Venture Fund LLC ("Phoenix") and (b) 10,255,510 shares issuable upon the exercise of warrants. SG Phoenix Ventures LLC is the Managing Member of Phoenix, with the power to vote and dispose of the shares of Common Stock held by Phoenix. Accordingly, SG Phoenix Ventures LLC may be deemed to be the beneficial owner of such shares. Philip S. Sassower and Andrea Goren are the co-managers of SG Phoenix Ventures LLC, have the shared power to vote and dispose of the shares of Common Stock held by Phoenix and, as such, may be deemed to be the beneficial owners of the shares owned by Phoenix. SG Phoenix Ventures LLC, Mr. Goren and Mr. Sassower each disclaim beneficial ownership of the shares owned by Phoenix, except to the extent of their respective pecuniary interests therein. The address of Phoenix is 110 East 59th Street, Suite 1901, New York, NY 10022. Does not include shares issuable in connection with the Recapitalization or the Offering.

(11)
Represents (a) 8,852,853 shares beneficially owned by Mr. Engmann, of which 585,808 are held by MDNH Partners, L.P. and 1,171,617 are held by KENDU Partners Company, (b) 4,380,565 warrants beneficially owned by Mr. Engmann, of which 1,741,884 are held by MDNH Partners, L.P. and 150,435 are held by KENDU Partners Company, and (c) 3,973,721 shares of Common Stock issuable upon the conversion of shares of Series A-1 Preferred Stock beneficially owned by Mr. Engmann, of which 1,206,200 are issuable to MDNH Partners, L.P. and 2,734,071 are issuable to KENDU Partners Company. Each share of Series A-1 Preferred Stock held by Mr. Engmann, MDNH Partners, L.P. and KENDU Partners Company is presently convertible into 7.1429 shares of Common Stock at a conversion price of $0.14 per share. Mr. Engmann holds 4,683 shares of Series A-1 Preferred Stock, MDNH Partners, L.P. holds 168,868 shares of Series A-1 Preferred Stock and KENDU Partners Company holds 382,770 shares of Series A-1 Preferred Stock.

  Mr. Engmann holds outstanding warrants to purchase 2,488,246 shares of Common Stock at $0.06 per share. MDNH Partners, L.P. holds outstanding warrants to purchase 1,741,884 shares of Common Stock at $0.06 per share. KENDU Partners Company holds outstanding warrants to purchase 150,435 shares of Common Stock at $0.06 per share. Mr. Engmann's address is 220 Bush Street, No. 660, San Francisco, CA 94104. Does not include shares issuable in connection with the Recapitalization or the Offering.

(12)
Please see footnote 10 above for information concerning shares of Common Stock beneficially owned by Phoenix. Along with Mr. Goren, Mr. Sassower is the co-manager of SG Phoenix Ventures LLC, which has the shared power to vote and dispose of the shares of Common Stock held by Phoenix and, accordingly, Mr. Sassower may be deemed to be the beneficial owner of the shares owned by Phoenix. SG Phoenix Ventures LLC, Mr. Goren and Mr. Sassower each disclaim beneficial ownership of the shares owned by Phoenix, except to the extent of their respective pecuniary interests therein. Mr. Sassower's address is 110 East 59th Street, Suite 1901, New York, NY 10022. Does not include shares issuable in connection with the Recapitalization or the Offering.

(13)
Please see footnote 10 above for information concerning shares of Common Stock beneficially owned by Phoenix. Along with Mr. Sassower, Mr. Goren is the co-manager of SG Phoenix Ventures LLC, which has the shared power to vote and dispose of the shares of Common Stock held by Phoenix and, accordingly, Mr. Goren may be deemed to be the beneficial owner of the shares owned by Phoenix. SG Phoenix Ventures LLC, Mr. Goren and Mr. Sassower each disclaim beneficial ownership of the shares owned by Phoenix, except to the extent of their respective pecuniary interests therein. In addition to the shares beneficially owned by Phoenix, Mr. Goren beneficially owns 19,000 shares of Common Stock. Mr. Goren's address is 110 East 59th Street, Suite 1901, New York, NY 10022. Does not include shares issuable in connection with the Recapitalization or the Offering.

PROPOSAL 2
AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF
AUTHORIZED SHARES OF CAPITAL STOCK FROM 285,000,000 TO 535,000,000

        At the Annual Meeting, stockholders will be asked to consider and vote upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of capital stock from 285,000,000 to 535,000,000. Of these authorized shares, 519,000,000 will be designated as Common Stock, 2,000,000 will be designated as Series A-1 Preferred Stock and 14,000,000 will be designated as Series B Preferred Stock. The Board of Directors has unanimously approved the amendment, believes the amendment is in the best interests of the Company and its stockholders for the reasons set forth below and recommends that the stockholders approve the amendment. The amendment to the Certificate of Incorporation will allow the Company to complete the Recapitalization and the Offering as described below and have additional shares of stock available for possible future capital raising activities as approved by the Board of Directors. As of the date hereof, no transactions other than the Recapitalization and Offering are presently being contemplated.

        The complete text of the form of the amendment to the Certificate of Incorporation for the increase in the number of authorized shares of capital stock is set forth in Appendix A to this proxy statement. The complete text of the form of the Series B Certificate of Designation establishing the rights, preferences and privileges of the Series B Preferred Stock to be issued if the Recapitalization and the Offering are consummated is set forth in Appendix B to this proxy statement. The complete text of the form of the Amended and Restated Series A-1 Certificate of Designation is set forth in Appendix C to this proxy statement. These appendices are subject to revision for such changes as may be required by the Delaware Secretary of State and other changes consistent with this proposal that we may deem necessary or appropriate.

Background of the Recapitalization

        The Company's Board of Directors explored numerous options for raising capital before proceeding with the Recapitalization and Offering. In April 2009, CIC engaged an experienced financial advisor to introduce CIC to potential investors. Over a five-month period, this financial advisor introduced CIC to more than 30 potential investors, but the Company was unsuccessful in its attempts to raise additional capital from these potential investors. In January 2010, CIC engaged an experienced placement agent to introduce CIC to potential investors. This placement agent introduced the Company to several potential investors. Ultimately, the Company was unsuccessful in its attempts to raise additional capital from these potential investors. In light of the Company's cash position and the Company's inability to secure alternative financing on suitable terms, the Board of Directors in April 2010 began discussions with Phoenix Venture Fund LLC concerning a possible transaction. In connection with those discussions, the Board of Directors consulted on numerous occasions with its legal advisors. On June 17, 2010, the Board of Directors concluded that the best option available to the Company and its stockholders was to proceed with the Recapitalization and Offering.

        On June 21, 2010, the Company entered into a series of agreements with its two principal stockholders, Phoenix Venture Fund LLC ("Phoenix") and Michael Engmann. Pursuant to the Exchange Agreement, dated June 21 2010, the Company and Phoenix, Mr. Engmann and the other holders of the Company's outstanding senior secured indebtedness (collectively, the "Lenders") agreed, subject to the terms thereof, that upon the consummation of the Recapitalization, the Lenders will exchange all of the Company's outstanding senior secured indebtedness, which is estimated to be in the aggregate principal amount of approximately $6.3 million at the time of closing, into shares of Series B Participating Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"), at an exchange price of $1.00 per share (the "Recapitalization"). The Series B Preferred Stock issued in connection with the Recapitalization is convertible into Common Stock at an initial conversion price of $0.06 per share. The effect of the Recapitalization will be to convert all of the Company's outstanding senior secured indebtedness into equity. Assuming 6,307,942 shares of the Series B Preferred Stock are issued upon consummation of the Recapitalization (and assuming 1,440,000 shares of the Series B Preferred Stock are issued upon consummation of the Offering, as described below), Phoenix and the Lenders would acquire approximately 28.6% of the outstanding Common Stock of the Company on a fully diluted basis in connection with the Recapitalization as of the anticipated closing date.

        On June 21, 2010, the Company also entered into a purchase agreement (the "Series B Purchase Agreement") with Phoenix, Mr. Engmann and one of his affiliated entities, and other investors (collectively, the "Investors"). Pursuant to the Series B Purchase Agreement, the Company and the Investors agreed, subject to the terms thereof, that the Company will issue and sell and the Investors will purchase for cash in a private placement up to 1,440,000 additional shares of Series B Preferred Stock at a purchase price of $1.00 per share (the "Offering"). The effect of the Offering will be to provide the Company with up to $1,440,000 of gross proceeds, which the Company intends to use for general corporate and working capital purposes, including expenses in connection with the Recapitalization and the Offering. The Series B Preferred Stock issued in connection with the Offering is convertible into Common Stock at an initial conversion price of $0.06 per share. Assuming 1,440,000 shares of the Series B Preferred Stock are issued in the Offering (and assuming 6,307,942 shares of the Series B Preferred Stock are issued upon consummation of the Offering, as described above), Phoenix and the Investors would acquire approximately 6.5% of the outstanding Common Stock of the Company on a fully diluted basis in connection with the Offering as of the anticipated closing date.

        Upon consummation of the Recapitalization and the Offering, Phoenix will own approximately 157,658,902 shares of Common Stock on an as-converted basis, which is expected to represent approximately 42.9% of the Common Stock of the Company on a fully diluted basis. Upon consummation of the Recapitalization and the Offering, Mr. Engmann, together with his affiliated entities will own approximately 39,186,658 shares of Common Stock on an as-converted basis, which is expected to represent approximately 10.7% of the Common Stock of the Company on a fully diluted basis. See "Effects of Approval of the Increase in the Number of Authorized Shares of Capital Stock"

        The rights, powers and preferences of the Series B Preferred Stock, material terms of the Exchange Agreement, the Series B Purchase Agreement and the other agreements entered into in connection with the Recapitalization and the Offering are summarized below. The Company has filed a Form 8-K dated June 25, 2010 with the Securities and Exchange Commission which includes as exhibits the complete text of the Exchange Agreement and the Series B Purchase Agreement. The Form 8-K can be accessed at the website of the Securities and Exchange Commission (www.sec.gov) or from the Company's website (www.cic.com/about/ir). You are urged to read the Exchange Agreement, the Series B Purchase Agreement and the other principal agreements entered into in connection with the Recapitalization and the Offering including the Series B Certificate of Designation and the Investor Rights Agreement. The Company expects the Recapitalization and the Offering to be consummated promptly after the Annual Meeting if stockholders approve Proposals 2 and 3.

  Exchange Agreement

        Pursuant to the terms of the Exchange Agreement, the Company agreed to certain covenants including the operation of the business between the execution of the Exchange Agreement and the closing date, the implementation of a salary incentive plan (whereby certain employees received grants of restricted shares of Common Stock in exchange for reductions in salary) and the appointment and retention of a nominee designated by Phoenix as the Company's Chief Executive Officer so long as 20% of the shares of Series B Preferred Stock originally issued under the Exchange Agreement and the Series B Purchase Agreement remains outstanding. Consummation of the transactions under the Exchange Agreement is subject to certain conditions, including (i) the representations and warranties in the Exchange Agreement being true and correct as of the closing date; (ii) the consummation of the transactions contemplated by the Series B Purchase Agreement; (iii) no event causing a material adverse effect on the Company's business having occurred since December 31, 2009; (iv) the stockholders of the Company having approved the amendments to the Certificate of Incorporation and the Amended and Restated Series A-1 Certificate of Designation; and (v) Messrs. DiGregorio and Panetta having resigned from the Board of Directors and Messrs. Welch and Amundson having appointed the Series B Preferred Director Designees to the Board of Directors. Under the Exchange Agreement, the Company agreed to indemnify the Lenders for breaches of representations and warranties.

  Description of Series B Preferred Stock

        The rights, preferences, powers and restrictions of the Series B Preferred Stock are set forth in detail in the Certificate of Designation attached hereto as Appendix B and summarized below:

        Authorized Shares and Liquidation Preference.    The number of authorized shares of Series B Preferred Stock will be 14,000,000. The shares of Series B Preferred Stock will have a liquidation preference of $1.50 per share plus accrued dividends.

        Board of Directors.    So long as 20% of the shares of Series B Preferred Stock originally issued in connection with the Recapitalization and the Offering remain outstanding, Phoenix will be entitled to nominate two individuals to serve as Directors and the holders of a majority of the outstanding shares of Series B Preferred Stock will be entitled to nominate one individual to serve as a Director. In addition, so long as 20% of the shares of Series B Preferred Stock originally issued in connection with the Recapitalization and the Offering remain outstanding, at each meeting of the Company's stockholders held for the election of directors after the Recapitalization and the Offering, or upon written consent of such stockholders for such purpose, the holders of a majority of the outstanding shares of Series B Preferred Stock will have the right, voting separately as a class (to the exclusion of all other classes or series of the Company's capital stock), to elect two individuals designated by Phoenix Venture Fund LLC and one individual designated by the holders of a majority of the outstanding shares of Series B Preferred Stock to serve on the Board of Directors.

        Ranking.    The Series B Preferred Stock will rank senior to our outstanding Series A-1 Preferred Stock and all shares of Common Stock with respect to dividend rights and rights on liquidation, winding-up and dissolution.

        Dividends.    The Series B Preferred Stock will accrue dividends at the rate of 10% per annum, payable quarterly commencing September 30, 2010 in cash or additional shares of Series B Preferred Stock valued at $1.00 per share. No dividends will be paid on the Company's Series A-1 Preferred Stock or Common Stock so long as any dividends on the Series B Preferred Stock remain unpaid and any dividend other than required dividends are subject to the protective provisions set forth below.

        Liquidation.    In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the holders of the Series B Preferred Stock will be entitled to receive liquidating distributions in the amount of $1.50 per share plus any accrued dividends. After receipt of the liquidation preference, the shares of Series B Preferred Stock will participate with the Common Stock in remaining liquidation proceeds (after payment of the Series A-1 Preferred Stock liquidation preference) pro rata on an as-converted basis. A merger or consolidation (other than one in which the then current stockholders own a majority of the voting power in the surviving or acquiring corporation) or a sale, lease transfer, exclusive license or other disposition of all or substantially all of the assets of the Company will be treated as a liquidation event triggering the liquidation preference.

        Voting Rights.    Holders of the Series B Preferred Stock will vote together with the Common Stock and the Series A-1 Preferred Stock on an as-converted basis on all matters brought before the stockholders. In addition, the holders of Series B Preferred Stock will vote as a separate class in connection with the election of the Series B Preferred Director Designees, the protective provisions described below and as otherwise required by law.

        Protective Provisions.    So long as 20% of the shares of Series B Preferred Stock originally issued in the Recapitalization and the Offering remain outstanding, the Company will not, without the prior written consent of at least a majority of the then outstanding shares of Series B Preferred Stock, either directly or indirectly, by amendment, merger, consolidation or otherwise:

            (i)  liquidate, dissolve or wind-up the business and affairs of the Company or any subsidiary, or effect any sale or disposition of all or a significant portion of the capital stock or assets of the Company or a merger, consolidation, share exchange, reorganization or other similar transaction or consent to any of the foregoing;

           (ii)  amend, alter or repeal any provision of the Certificate of Incorporation or bylaws of the Company;

          (iii)  authorize, create, designate or issue any equity securities or securities convertible into equity securities with equal or superior rights, preferences or privileges to those of the Series B Preferred Stock (including, debt that is convertible into capital stock and redeemable preferred stock that is not treated as Common Stock for tax purposes) or, other than the issuance of shares of Common Stock on exercise or conversion of securities outstanding on the closing date of the transactions, issue any shares of Common Stock or securities convertible into or exercisable (directly or indirectly) for Common Stock if at such time (or after giving affect to such issuance) the Company does not have sufficient shares of Common Stock available out of its authorized but unissued stock for the purpose of effecting the conversion of the Series B Preferred Stock into Common Stock and the exercise and conversion of all other securities convertible or exercisable (directly or indirectly) for Common Stock;

          (iv)  reclassify, alter or amend any existing security that is junior to or on parity with the Series B Preferred Stock;

           (v)  purchase or redeem, or declare or pay any dividends on, any capital stock or securities convertible or exchangeable into shares of capital stock, other than dividends required to be paid on shares of Series B Preferred Stock and Series A-1 Preferred Stock under the terms of the certificates of designation for such stock;

          (vi)  increase or decrease the number of authorized shares of Series B Preferred Stock or any additional class or series of capital stock;

         (vii)  incur any indebtedness, including capital leases, other than trade payables incurred in the ordinary course of business;

        (viii)  create or hold capital stock in any subsidiary that is not a wholly-owned subsidiary of the Company or dispose of any subsidiary stock or all or a significant portion of any subsidiary assets;

          (ix)  increase or decrease the size of the Board of Directors of the Company;

           (x)  hire, terminate or change the compensation of the Company's executive officers, including approving any option grants, other than changes that are approved by the Board of Directors, including a majority of the Series B Preferred Directors; provided, however, that no approval will be required in connection with any changes in the compensation of participants in the 2010 Salary Incentive Plan (as such term is defined in the Series B Purchase Agreement) solely as a result of the termination of such plan in accordance with its terms;

          (xi)  make any material alteration to the Company's business plan; or

         (xii)  authorize or adopt any stock option plan, restricted stock plan, stock incentive plan or other employee benefit plan or increase the number of shares of Common Stock issuable under any such plan in effect on the closing date of the transactions.

        Conversion Rights.    Each share of Series B Preferred Stock is convertible into Common Stock at any time at the option of the holder at an initial conversion price of $0.06 per share, subject to adjustment for stock dividends, splits, combinations and similar events and, with certain exceptions, the issuance of additional securities at a purchase price less than the then current conversion price of the Series B Preferred Stock.

        Mandatory Conversion.    Each share of Series B Preferred Stock will automatically be converted into Common Stock at the then applicable conversion price upon the written consent of the holders of a majority of the then outstanding shares of Series B Preferred Stock.

        Pre-emptive Rights.    Each holder of Series B Preferred Stock will have a pro rata right, based on its percentage of the outstanding shares of Common Stock owned by such holder assuming conversion of the Series B Preferred Stock, to participate in issuances of equity securities of the Company (subject to limited exceptions). If any Series B stockholder chooses not to purchase its full pro rata share of any new issuance, the remaining Series B stockholders who did purchase their full pro rata share will have the right to purchase the remaining shares on a pro rata basis.

  Series B Purchase Agreement

        Pursuant to the terms of the Series B Purchase Agreement, the Company agreed to certain covenants including the operation of the business between the execution of the Series B Purchase Agreement and the closing date, the implementation of a salary incentive plan (whereby certain employees received grants of restricted shares of Common Stock in exchange for reductions in salary) and the appointment and retention of a nominee designated by Phoenix as the Company's Chief Executive Officer so long as 20% of the shares of Series B Preferred Stock originally issued under the Exchange Agreement and the Series B Purchase Agreement remain outstanding. Consummation of the transactions under the Series B Purchase Agreement is subject to certain conditions, including (i) the representations and warranties in the Exchange Agreement being true and correct as of the closing date; (ii) a minimum of 1,400,000 shares of Series B Preferred Stock being purchased; (iii) no event causing a material adverse effect on the Company's business having occurred since December 31, 2009; (iv) the consummation of the transactions contemplated by the Exchange Agreement; (v) the stockholders of the Company having approved the amendment to the Certificate of Incorporation and the Amended and Restated Series A-1 Certificate of Designation, as described in greater detail below; and (vi) Messrs. DiGregorio and Panetta having resigned from the Board of Directors and Messrs. Welch and Amundson having appointed the Series B Preferred Director Designees to the Board of Directors. Under the Series B Purchase Agreement, the Company agreed to indemnify the Investors for breaches of representations and warranties.

  Investor Rights Agreement

        If the Recapitalization and the Offering are consummated, the Company, Phoenix, Mr. Engmann and certain Investors will enter into an Investor Rights Agreement pursuant to which the Company agrees that the Board of Directors will consist of five directors, Phoenix will have the right to nominate two directors and holders of a majority of the outstanding shares of Series B Preferred Stock will have the right to nominate one other director, who will be an independent director. The remaining two directors will be nominated by the Board of Directors of the Company and elected by a majority of the stockholders of the Company voting together as a class (including the Common Stock and Series A-1 Preferred Stock and Series B Preferred Stock, on an as-converted basis). In addition, the Investors party to this agreement will agree to vote all of their shares at any meeting of stockholders called for the election or removal of directors (or any written consent in lieu thereof) for the election of the two directors nominated by Phoenix and the one director nominated by a majority of the outstanding shares of Series B Preferred Stock. In the event that such Investors (other than Phoenix) who are a party to this agreement desire to sell any voting securities of the Company (other than in widely distributed public offerings or pursuant to Rule 144 under the Securities Act of 1933) in an amount constituting more than five percent (5%) of the issued and outstanding shares of voting securities in a single or series of related transactions, such Investor shall first offer such shares for purchase to Phoenix.

  Registration Rights Agreement

        If the Recapitalization and the Offering are consummated, the Company, Phoenix, the Investors and the Lenders will enter into a Registration Rights Agreement pursuant to which the Company will be obligated to file a registration statement on the appropriate form with the Securities and Exchange Commission within 45 days of written notice from holders of at least one-third of the outstanding shares of Series B Preferred Stock, provided that the fair market value of the Common Stock to be registered pursuant to the demand equals at least $2,000,000. The Company is obligated to use its best efforts to cause the registration statement to be declared effective and will bear all expenses incurred in preparation and filing of the registration statement. The holders of Series B Preferred Stock will have up to three demand registrations on Form S-1 or any successor thereof and up to four demand registrations on Form S-3 or any successor thereof. In addition, Phoenix, the Investors and the Lenders have piggy-back registration rights pursuant to which they may include registrable securities held by them in any subsequent registration of securities by the Company, subject to certain conditions.

Purpose of the Increase in Number of Authorized Shares of Capital Stock

        Currently, the Company's Certificate of Incorporation authorizes the issuance of 285,000,000 shares of capital stock, 275,000,000 of which are designated as Common Stock and 10,000,000 of which are designated as Preferred Stock. The Company has previously designated 2,000,000 shares as Series A-1 Preferred Stock. As of the record date, there were 190,776,482 shares of Common Stock outstanding, 766,195 shares of Series A-1 Preferred Stock convertible into 5,472,821 shares of Common Stock and 36,368,875 shares of Common Stock reserved for issuance under outstanding compensation plans, options or warrants. Accordingly, the current authorized but unissued and unreserved shares of Common Stock and Preferred Stock is insufficient to effectuate the Recapitalization and the Offering. The Company must amended the Certificate of Incorporation to provide it with sufficient authorized shares of Common Stock and Preferred Stock to complete the Recapitalization and the Offering and provide it with additional shares that can be used to make dividend payments on the Series A-1 Preferred Stock and Series B Preferred Stock. In addition, amending the Certificate of Incorporation will allow the Company to have additional shares of capital stock for future capital raising activities and other transactions which may be deemed advisable and in the best interests of the Company and its stockholders.

        The Board of Directors has unanimously determined that Proposal 2 is desirable and in the stockholders' best interest, since, among other things, it will permit us to consummate the Recapitalization and the Offering. The Board of Directors recommends that the stockholders approve the amendment of the Certificate of Incorporation to increase the number of authorized shares of capital stock.

Effects of Approval of the Increase in the Number of Authorized Shares of Capital Stock

        If stockholders approve Proposal 2, the Company intends to complete the Recapitalization and the Offering subject to the satisfaction of the conditions of closing in the Exchange Agreement and the Purchase Agreement. If the Recapitalization and the Offering are consummated, assuming there is approximately $6.3 million in senior secured indebtedness outstanding under the Credit Agreement and

1,440,000 shares of Series B Preferred Stock are sold in the Offering, the Company will issue approximately 7,700,000 shares of Series B Preferred Stock in connection with the Recapitalization and the Offering, which are convertible into approximately 129,132,367 shares of Common Stock. The Company currently has outstanding 192,418,565 shares of Common Stock and 781,477 shares of Series A-1 Preferred Stock (which have voting power equal to 5,581,979 shares of Common Stock). Assuming 7,747,942 shares of Series B Preferred Stock are issued in the Recapitalization and the Offering, on an as-converted basis, such shares will equal approximately 39.5% of the outstanding voting shares of the Company as of the anticipated closing date. The effect of Recapitalization and the Offering will be to significantly dilute the existing holders of Common Stock.

        As of July 6, 2010, Phoenix owns approximately 32.1% of the outstanding shares of Common Stock on a fully diluted basis (including 10,255,510 shares of Common Stock issuable upon the exercise of warrants). If the Recapitalization and the Offering are consummated, Phoenix will own 4,707,202 shares of Series B Preferred Stock or approximately 60.8% of the Series B Preferred Stock and will own 42.9% of the outstanding shares of Common Stock on a fully diluted basis. As of July 6, 2010, Mr. Michael Engmann and his affiliated entities, KENDU Partners Company and MDNH Partners, L.P., own approximately 7.3% of the outstanding shares of Common Stock on a fully diluted basis (including 4,380,565 shares of Common Stock issuable upon the exercise of warrants). If the Recapitalization and the Offering are consummated, Mr. Engmann and his affiliated companies will own 1,318,814 shares of Series B Preferred Stock or approximately 17.0% of the Series B Preferred Stock, 71.2% of the outstanding shares of Series A-1 Preferred Stock and will own 10.7% of the outstanding shares of Common Stock on a fully diluted basis.

        Accordingly, upon consummation of the Recapitalization and the Offering, Phoenix and Mr. Engmann together with affiliated entities will own approximately 53.5% of the outstanding shares of Common Stock on a fully diluted basis.

        Pursuant to the Investor Rights Agreement, Phoenix, Mr. Engmann and his affiliated entities will have the right to nominate a majority of the Board of Directors. In addition, Mr. Sassower, the co-manager of the managing member of Phoenix, will become the Chairman of the Board and Chief Executive Officer of the Company. Consequently, as a result of the Recapitalization and the Offering, Phoenix and the holders of Series B Preferred Stock will control the Board of Directors. In addition, as a result of the Recapitalization and the Offering, Phoenix and Mr. Engmann will have substantial control over the Company's management and affairs and over all matters requiring stockholder approval including a merger, consolidation or sale of all or substantially all of our assets and any other significant transaction. Their collective control of the Company could discourage others from initiating potential merger, takeover or other change of control transactions that may otherwise be beneficial to the Company's business or holders of Common Stock. In addition, the holders of Series B Preferred Stock will be able to vote separately as a class on many significant matters relating the Company.

        Upon consummation of the Recapitalization and the Offering, the Company will not have any long term debt and will have additional working capital to fund the Company's operations. The table below shows the capitalization of the Company as of March 31, 2010 on an actual and pro forma basis giving effect to the consummation of the Recapitalization and the Offering as if the Recapitalization and the Offering had been completed as of March 31, 2010 assuming 6,307,942 million shares of Series B Preferred Stock are issued in connection with the Recapitalization and 1,440,000 shares of Series B Preferred Stock are issued in connection with the Offering.

COMMUNICATION INTELLIGENCE CORPORATION
CAPITALIZATION
Actual and Pro Forma as of March 31, 2010

	As of March 31, 2010 Before Recapitalization and Offering	Adjusted	As of March 31, 2010 After Recapitalization and Offering
SHARES AUTHORIZED
Total Preferred Stock authorized	10,000,000	6,000,000	16,000,000
Total Preferred Stock designated Series A-1	2,000,000		2,000,000
Total Preferred Stock designated Series B		14,000,000	14,000,000
Total Common Stock authorized	275,000,000	244,000,000	519,000,000
COMMON AND PREFERRED STOCK OUTSTANDING
Series A-1 Convertible Preferred issued and outstanding (8% coupon)	766,195		766,195
Series B Convertible Preferred, Recapitalization, issued and outstanding (10% coupon)		6,307,942	6,307,942
Series B Convertible Preferred, Offering, issued and outstanding (10% coupon)		1,440,000	1,440,000
Common Stock issued and outstanding	190,776,482		190,776,482
COMMON STOCK OUTSTANDING FULLY DILUTED
Series A-1 Convertible Preferred on an as-if-converted basis	5,472,821		5,472,821
Series B Convertible Preferred on an as if converted basis	—	129,132,367	129,132,367
Common Stock issued and outstanding	190,776,482		190,776,482
Stock options outstanding	9,467,516		9,467,516
Warrants outstanding	18,401,359		18,401,359
Warrants issued to Phoenix, exercise price $0.06		3,873,971	3,873,971

Total shares outstanding on a fully diluted basis	224,118,178	133,006,338	357,124,516

Unaudited Pro Forma Financial Information

        The following selected unaudited pro forma financial information has been presented to give effect to and show the pro forma impact of the Recapitalization and the Offering on our balance sheet as of the three-month period ended March 31, 2010 and also describes the pro forma impact of the Recapitalization and the Offering on our operations for the fiscal year ended December 31, 2009 and the three-month period ended March 31, 2010.

        The unaudited pro forma financial information is presented for illustrative purposes only and does not necessarily indicate the financial position or results of operations that would have been realized had the Recapitalization and the Offering been completed as of the dates indicated or that will be realized in the future if the Recapitalization and the Offering are consummated. The selected unaudited pro forma financial information has been derived from, and should be read in conjunction with, our historical consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference into this proxy statement and our Quarterly Report on Form 10-Q for the three-month period ended March 31, 2010, each of which is filed with the SEC.

        Our unaudited pro forma consolidated balance sheet as of March 31, 2010 has been presented as if the Recapitalization and the Offering had been completed on March 31, 2010. Our pro forma consolidated statements of operations for the year ended December 31, 2009 and for the three months ended March 31, 2010 have been presented as if the Recapitalization and the Offering had been completed on January 1, 2009 and 2010, respectively.

        We have further assumed that the Recapitalization and the Offering will occur on the terms described in this proxy statement. There can be no assurances that the foregoing assumptions will be realized, including the amount of the indebtedness to be converted in the Recapitalization and the number of shares of Series B Preferred Stock to be sold in the Offering.

COMMUNICATION INTELLIGENCE CORPORATION
Balance Sheet as of March 31, 2010
(Unaudited)
(In thousands, except per share amounts)

	March 31, 2010
	Actual	Adjustments for Recapitalization and Offering	Pro Forma
Assets
Current assets
Cash(1)	$334	$1,900	$2,234
Accounts Receivable	108		108
Prepaid Expenses	92		92

Total Current Assets	534		$2,434
Property and equipment, net	27		27
Patents, net	2,676		2,676
Capitalized software development costs, net	1,553		1,553
Deferred Financing costs	229	(229)	—
Other assets	29		29

Total assets	$5,048	$1,671	$6,719

Liabilities and Stockholders' Equity
Current Liabilities
Current portion of long-term debt(2)	$3,425	$(3,425)	$—
Accounts payable	215		215
Accrued compensation	332		332
Other accrued liabilities	125		125
Deferred revenue	487		487

Total current liabilities	4,584	(3,425)	1,159
Deferred revenue long-term	836		836
Derivative liability(3),(4)	537	1,464	2,001
Stockholders Equity
Series A-1 Convertible Preferred	766		766
Series B Convertible Preferred(1)(2)(3)(4)	—	5,627	5,627
Common stock	1,908		1,908
Additional paid in capital(2)	101,290	(1,766)	99,524
Accumulative deficit(2)	(104,828)	(229)	(105,057)
Accumulative other comprehensive loss	(45)		(45)

Total Stockholders' equity	(909)	3,632	2,723

Total liabilities and stockholders' equity	$5,048	$1,671	$6,719

(1)
The Recapitalization includes cash of $960 in bridge financing received after March 31, 2010 and prior to the consummation of the Recapitalization and Offering. The additional funds to be received in the Offering of $1,440 are recorded net of estimated offering costs and expenses of $500.

(2)
In connection with the Recapitalization and Offering, the holders of Company indebtedness are exchanging indebtedness of $6,191 (net of a discount of $1,766) for Series B Preferred Stock resulting in an increase to stockholders' equity of $3,425. Additionally, deferred financing costs related to the debt of $229 are charged to accumulated deficit.

(3)
The shares of Series B Preferred Stock include a non-standard conversion feature which requires the feature to be classified as a derivative liability. For pro forma purposes, management of the Company recorded an estimate of fair value of $1,300 for this conversion feature derivative liability. The estimate was recorded based on management's initial assumptions and preliminary valuation. Upon the actual consummation of the Recapitalization and Offering this estimate may change based upon the then current market price and conditions.

(4)
In connection with the Recapitalization and Offering, warrants to purchase common stock will be issued to an affiliate of Phoenix as an administrative fee for the Recapitalization and Offering. These warrants include provisions requiring the warrants to be classified as a derivative liability. The estimate was recorded based on management's initial assumptions and preliminary valuation. Upon the actual consummation of the Recapitalization and Offering this estimate may change based upon the then current market price and conditions.

 COMMUNICATION INTELLIGENCE CORPORATION
Pro Forma Statement of Operations
(Unaudited)
(In thousands, except per share amounts)

	December 31, 2009			March 31, 2010
	Actual	Adjustments for Recapitalization and Offering	Pro Forma	Actual	Adjustments for Recapitalization and Offering	Pro Forma
Revenue	$1,936		$1,936	$207		$207

Cost of sales	885		885	180		180
Research and development	343		343	103		103
Sales and marketing	1,501		1,501	425		425
General and administrative	1,977		1,977	425		425

Total operating costs	4,706		4,706	1,133		1,133
Operating Loss	(2,770)		(2,770)	(926)		(926)
Interest and other income (expense), net:	2		2	—		—
Related party(1)	(312)	312	—	(101)	97	(4)
Other(1)	(43)	13	(30)	(5)	3	(2)
Amortization of loan discount and deferred financing costs:
Related party(1)	(1,600)		(1,600)	(589)	589	—
Other(1)	(78)	(84)	(162)	(21)	21	—
Loss on extinguishment of short-term debt(2)	(829)	(218)	(1,047)	—	(301)	(301)
Loss on derivative liability	(5,136)		(5,136)	(8)		(8)

Net loss	(10,766)		(10,743)	(1,650)		(1,241)
Preferred stock dividends:
Series A-1 Convertible Preferred Related party	(45)		(45)	(12)		(12)
Series A-1 Convertible Preferred Other	(16)		(16)	(3)		(3)
Series B Convertible Preferred Related Party(3)	—	(742)	(742)	—	(185)	(185)
Series B Convertible Preferred Other(3)	—	(17)	(17)	—	(4)	(4)

Net loss attributable to common stockholders	$(10,827)		$(10,804)	$(1,665)		$(1,445)

Basic and diluted loss per share	$(0.08)		$(0.08)	$(0.01)		$(0.01)

Weighted average common shares outstanding basic and diluted	141,436		141,436	190,551		190,551

(1)
Assuming the Recapitalization and Offering was consummated as of January 1, 2009 and 2010, interest on debt in the amount $325 and $100, respectively, would not have been incurred by the Company. In addition, the Company would not have recorded amortization of $610 for the period ended March 31, 2010.

(2)
Assuming the Recapitalization and Offering was consummated as of January 1, 2009 and 2010, respectively; the transactions would result in an additional loss on extinguishment of debt related to the deferred financing costs then outstanding.

(3)
Assuming the Recapitalization and Offering was consummated on January 1, 2009 and 2010 the Company would record dividends on the Series B Preferred Stock in the amount of $759 and $189, respectively.

Consequences if the Increase in the Number of Authorized Shares of Capital Stock is Not Approved

        Approval by the stockholders of the increase in the number of authorized shares of capital stock is a condition to the closing of both the Recapitalization and the Offering. Accordingly, if stockholders do not approve Proposal 2, Phoenix, the Lenders and the Investors will be able to terminate the Series B Purchase Agreement and the Exchange Agreement. In that event, the Company's senior secured debt which is estimated to be in the aggregate principal amount of approximately $6.3 million at the time of the Annual Meeting, will remain outstanding and mature on December 31, 2010, at which time the principal and accrued interest becomes due and payable. If Proposal 2 is not approved, in order to repay the senior indebtedness at December 31, 2010, the Company must either raise additional capital to repay such indebtedness in full or reach a mutually acceptable agreement with the Lenders regarding an extension or modification of the terms of the existing indebtedness. As previously stated, since April 2009, the Company has explored numerous options to raise capital and has been unsuccessful prior to entering into the Recapitalization and Offering. If Proposal 2 is not approved and the Company cannot pay its indebtedness in full on December 31, 2010 or reach a mutually acceptable agreement with the Lenders, the Lenders will have the right to declare all of the indebtedness due and to exercise all of their rights under the Credit Agreement, including enforcing their security interest in all of the Company's assets. Such an action could force the Company to seek the protection of the bankruptcy laws.

Required Vote

        On June 17, 2010, the Board of Directors unanimously approved the terms of the Recapitalization and the Offering including the terms and provisions of the Exchange Agreement, the Purchase Agreement, the amendment to the Certificate of Incorporation, the Amended and Restated Series A-1 Certificate of Designation, the Investor Rights Agreement and the Registration Rights Agreement and directed that the amendment to the Certificate of Incorporation be submitted to the stockholders at the Annual Meeting. Stockholder approval of the amendment to the Certificate of Incorporation is required before the Recapitalization and Offering can be consummated and the Board of Directors unanimously recommends that the stockholders approve the amendment to the Certificate of Incorporation.

        The amendment to the Certificate of Incorporation must be approved by more than a majority of the outstanding shares of Common Stock and Series A-1 Preferred Stock voting together on an as-converted basis. In addition, the affirmative vote of a majority of the outstanding shares of Series A-1 Preferred Stock voting as a separate class is required for approval of Proposal 2.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2.

PROPOSAL 3
AMENDMENT OF CERTIFICATE OF DESIGNATION OF SERIES A-1 PREFERRED STOCK

        As a condition to the closing of the Recapitalization and the Offering, the Company is obligated to amend and restate the Certificate of Designation for the Series A-1 Preferred Stock to, among other things, subordinate the Series A-1 Preferred Stock in terms of dividend rights, liquidation preferences and other rights to the Series B Preferred Stock. The Amended and Restated Certificate of Designation provides, among other things, that the Series A-1 Preferred Stock will rank junior to the Corporation's Series B Preferred Stock and any other class or series of capital stock of the Corporation hereafter created specifically ranking as to dividend rights, redemption rights, liquidation preference and other rights senior to the Series A-1 Preferred Stock. The Amended and Restated Certificate of Designation also confirms that no adjustment to the conversion price for shares of Series A-1 Preferred Stock is required as a result of any events and conditions that occurred beginning from the issuance date of the Series A-1 Preferred Stock (June 5, 2008) through the closing of the Recapitalization and the Offering, including as a result of the Company's May 2009 financing transaction. A copy of the Amended and Restated Certificate of Designation for the Series A-1 Preferred Stock is included with this Proxy Statement as Appendix C.

        In the event that this Proposal 3 is not adopted by the Company's stockholders, Phoenix, the Lenders and the Investors would have the right not to consummate the Recapitalization and the Offering. The consequences of not consummating the Recapitalization and the Offering are described above under "Proposal 2—Consequences if the Increase in the Number of Authorized Shares of Capital Stock is Not Approved."

Required Vote

        On June 17, 2010, the Board of Directors unanimously approved the terms of the Recapitalization and the Offering including the terms and provisions of the Exchange Agreement, the Purchase Agreement, the amendment to the Certificate of Incorporation, the Amended and Restated Certificate of Designation for the Series A-1 Preferred Stock, the Investor Rights Agreement and the Registration Rights Agreement and directed that the amendment to the Certificate of Designation be submitted to the stockholders at the Annual Meeting. Stockholder approval of the Amended and Restated Certificate of Designation for the Series A-1 Preferred Stock is required in order to consummate the Recapitalization and Offering and the Board of Directors unanimously recommends that the stockholders approve the Amended and Restated Certificate of Designation for the Series A-1 Preferred Stock.

        The amendment to the Certificate of Designation must be approved by more than a majority of the outstanding shares of Common Stock and Series A-1 Preferred Stock voting together on an as-converted basis. In addition, the affirmative vote of a majority of the outstanding shares of Series A-1 Preferred Stock voting as a separate class is required for approval of Proposal 3.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 3.

PROPOSAL 4
RATIFICATION OF THE APPOINTMENT OF GHP HORWATH, P.C. AS THE COMPANY'S
INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010

        The Audit Committee of the Board of Directors has appointed GHP Horwath, P.C. as the independent auditors to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2010. The selection of independent auditors is being submitted to a vote of the shareholders. If the appointment of the independent auditor is not ratified by shareholder vote, the Audit Committee may appoint another independent auditor or may decide to maintain its appointment of GHP Horwath, P.C.

        The Audit Committee operates under a written charter adopted by the Board of Directors. The Committee has approved all services provided by GHP Horwath, P.C. and has reviewed and discussed with GHP Horwath, P.C. the fees paid to such firm, as described below.

        A representative of GHP Horwath, P.C. will be present at the Annual Meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement if he or she so desires.

        Audit and other Fees.    GHP Horwath, P.C. has been the Company's auditors since September 2006. During fiscal years 2009 and 2008, the fees for audit and other services performed by GHP Horwath for the Company were as follows:

	Amount and percentage of fees
	2009		2008
Nature of Services
Audit Fees	$125,000	(89%)	$136,000	(92%)
Audit-Related Fees	$7,000	(5%)	$—
Tax Fees	$9,000	(6%)	$9,000	(6%)
All Other Fees	$—		$—
Total	$141,000		$145,000

Audit Fees

        Audit fees related to the audit of the Company's annual consolidated financial statements for the years ended December 31, 2009 and 2008, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for such years.

Audit-Related Fees

        Audit-related fees pertaining to 2009 and 2008 primarily included fees for revenue recognition and analysis relating to stock option grants under the Company's 2009 Stock Compensation Plan.

Tax Fees

        Tax fees in both 2009 and 2008 included services related to the Company's estimated tax payments and preparation of the Company's tax returns.

Pre-Approval Policies and Procedures

        The Audit Committee is responsible for assuring the independence of the independent auditor, including considering whether provision of non-audit related services is compatible with maintaining the independence of the independent auditor. Any non-audit services provided by the auditor must be pre-approved by the Audit Committee.

Required Vote

        Proposal 4 will be approved if there are more votes "FOR" the proposal than votes "AGAINST" the proposal.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF GHP HORWATH, P.C. AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2010.

AUDIT COMMITTEE REPORT

        General.    Under the Company's Audit Committee Charter, a copy of which can be found on our website, the general purpose of the Audit Committee is to assist the Board of Directors in the exercise of its fiduciary responsibility of providing oversight of the Company's financial statements and the financial reporting processes, internal accounting and financial controls, the annual independent audit of the Company's financial statements, and other aspects of the financial management of the Company. The Audit Committee is appointed by the Board of Directors and is to be comprised of at least three directors, each of whom is independent, as such term is defined under the listing standards of the Nasdaq Stock Market. All committee members must be financially literate at the time of their appointment, or within a reasonable period of time after appointment to the Committee. All of the members of the Company's Audit Committee are independent and Mr. Welch is the Committee's financial expert as such term is defined in applicable regulations and rules.

        Responsibilities and Duties.    The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent auditors. The financial management and the independent auditors of the Company have more time, knowledge and detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee does not provide any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

        Specific Audit Committee Actions Related to Review of the Company's Audited Financial Statements.    In discharging its duties, the Audit Committee, among other actions, has (i) reviewed and discussed the audited financial statements included in the Company's Annual Report on Form 10-K for the twelve months ended December 31, 2009 with management, (ii) discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, related to such financial statements, (iii) received the written disclosures and the letter from the Company's independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditor's independence, (iv) considered whether the provision of service represented under the headings on "Tax Fees" and "All Other Fees" as set forth above is compatible with maintaining the independent auditor's independence, and (v) based on such reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the twelve months ended December 31, 2009.

The Audit Committee of the Board of Directors
Kurt Amundson Louis P. Panetta David E. Welch

EXECUTIVE COMPENSATION

        The following table sets forth compensation awarded to, earned by or paid to the Company's President and Chief Financial Officer, regardless of the amount of compensation, and each executive officer of the Company for the years ended December 31, 2009 and 2008 whose total annual salary, bonus and option awards for 2009 exceeded $100,000.

Summary Compensation Table (in dollars)

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Guido DiGregorio	2009	285,000	(1)	—		—	51,297	—	—	10,388	346,685
President & CEO	2008	285,000	(1)	—		—	40,200	—	—	10,055	335,255
Frank Dane	2009	145,500		—		—	14,484	—	—	—	159,984
CLO & CFO	2008	160,000		—		—	20,100	—	—	—	180,100
Russel Davis	2009	154,900		35,000	(2)	—	9,958	—	—	—	199,858
CTO	2008	165,000		25,000	(2)	—	30,150	—	—	—	220,150

(1)
Mr. DiGregorio's 2009 salary includes $85,000 that he voluntarily deferred from his 2008 salary, which was then ultimately paid in June 2009. In addition, pursuant to the May 2009 financing, Mr. DiGregorio gave up 18% of his 2009 salary, or $50,000, and received stock options in an amount equal to the aggregate value equivalent of the salary reduction. The remaining $35,000 of his 2009 salary was voluntary deferred to August of 2010.

(2)
The bonus payment made to Mr. Davis in 2009 recognizes him as the chief architect and driving force behind the product development and 2009 sales of the Company's SignatureOne Ceremony Server (third generation product). The Company is still in the technology/product sell stage and Mr. Davis is expected to continue to play a key role with customers' CIOs and technical teams in the sales process. The bonus payment in 2008 was for leading the design and development effort and delivery ahead of schedule of the SignatureOne Ceremony Server product which was the basis for closing two orders with top-tier insurance companies which contributed over $1,000,000 to the Company's 2008 revenue in the second half of 2008.

(3)
The amounts provided in this column represent the aggregate grant date fair value of option awards granted to our officers as calculated in accordance with FASB ASC Topic 718, Stock Compensation.

        There are no employment agreements with any named executives, either written or oral. All employment is at will.

Outstanding Equity Awards at Fiscal 2009 Year End

        The following table summarizes the outstanding equity award holdings held by our named executive officers.

Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)(15)	Option Expiration Date(16)
Guido DiGregorio, President & CEO	1,275,000	(1)	—	$0.75	12/19/2012
	425,000	(2)	—	$0.39	12/19/2012
	354,545	(3)	245,455	$0.15	07/25/2015
	184,701	(4)	—	$0.08	07/15/2012
	69,646	(4)	—	$0.07	07/31/2012
	63,721	(4)	—	$0.08	08/14/2012
	56,567	(4)	—	$0.08	08/31/2012
	53,202	(4)	—	$0.09	09/15/2012
	34,613	(4)	—	$0.13	09/30/2012
	24,926	(4)	—	$0.18	10/15/2012
	21,619	(4)	—	$0.19	10/30/2012
	23,347	(4)	—	$0.18	11/13/2012
	29,737	(4)	—	$0.15	11/30/2012
	37,107	(4)	—	$0.12	12/15/2012
	44,437	(4)	—	$0.10	12/31/2012
Frank Dane, CLO & CFO	100,000	(5)	—	$0.33	05/08/2010
	100,000	(6)	—	$0.55	11/11/2011
	35,985	(7)	—	$0.39	12/19/2012
	107,958	(8)	—	$0.75	12/19/2012
	177,272	(9)	122,728	$0.15	07/25/2015
	52,151	(10)	—	$0.08	07/15/2012
	19,665	(10)	—	$0.07	07/31/2012
	17,922	(10)	—	$0.08	08/14/2012
	15,972	(10)	—	$0.08	08/31/2012
	15,022	(10)	—	$0.09	09/15/2012
	9,733	(10)	—	$0.13	09/30/2012
	7,038	(10)	—	$0.18	10/15/2012
	6,104	(10)	—	$0.19	10/30/2012
	6,593	(10)	—	$0.18	11/13/2012
	8,396	(10)	—	$0.15	11/30/2012
	10,478	(10)	—	$0.12	12/15/2012
	12,547	(10)	—	$0.10	12/31/2012
Russel Davis, CTO	125,000	(11)	—	$0.57	08/31/2012
	375,000	(12)	—	$0.75	08/31/2012
	265,909	(13)	184,091	$0.15	07/25/2015
	35,854	(14)	—	$0.08	07/15/2012
	13,520	(14)	—	$0.07	07/31/2012
	12,369	(14)	—	$0.08	08/14/2012
	10,980	(14)	—	$0.08	08/31/2012
	10,328	(14)	—	$0.09	09/15/2012
	6,719	(14)	—	$0.13	09/30/2012
	4,839	(14)	—	$0.18	10/15/2012
	4,197	(14)	—	$0.19	10/30/2012
	4,532	(14)	—	$0.18	11/13/2012
	5,772	(14)	—	$0.15	11/30/2012
	7,203	(14)	—	$0.12	12/15/2012
	8,626	(14)	—	$0.10	12/31/2012

(1)
Mr. DiGregorio's 1,275,000 options were granted on December 19, 2005, vested pro rata quarterly over three years, and expire seven years from the date of grant.

(2)
Mr. DiGregorio's 425,000 options were granted on December 19, 2005, vested pro rata quarterly over three years, and expire seven years from the date of grant.

(3)
Mr. DiGregorio's 600,000 options were granted on July 25, 2008, vest pro rata quarterly over three years, and expire seven years from the date of grant.

(4)
Mr. DiGregorio was granted an aggregate of 643,623 options granted in 2009. Each of those options was 100% vested on its respective date of grant and expires three years from the date of grant.

(5)
Mr. Dane's 100,000 options were granted on May 8, 2003, vested pro rata quarterly over three years, and expire seven years from the date of grant.

(6)
Mr. Dane's 100,000 options were granted on November 11, 2007, vested pro rata quarterly over three years, and expire seven years from the date of grant.

(7)
Mr. Dane's 35,985 options were granted on December 19, 2005, vested pro rata quarterly over three years, and expire seven years from the date of grant.

(8)
Mr. Dane's 107,958 options were granted on December 19, 2005, vested pro rata quarterly over three years, and expire seven years from the date of grant.

(9)
Mr. Dane's 300,000 options were granted on July 25, 2008, vest pro rata quarterly over three years, and expire seven years from the date of grant.

(10)
Mr. Dane was granted an aggregate of 263,549 options granted in 2009. Each of those options was 100% vested on its respective date of grant and expires three years from the date of grant.

(11)
Mr. Davis's 125,000 options were granted on August 31, 2005, vested pro rata quarterly over three years, and expire seven years from the date of grant.

(12)
Mr. Davis's 375,000 options were granted on August 31, 2005, vested pro rata quarterly over three years, and expire seven years from the date of grant.

(13)
Mr. Davis's 450,000 options were granted on July 25, 2008, vest pro rata quarterly over three years, and expire seven years from the date of grant.

(14)
Mr. Davis was granted an aggregate of 247,667 options granted in 2009. Each of those options was 100% vested on its respective date of grant and expires three years from the date of grant.

(15)
Mr. DiGregorio holds options to acquire 250,000 shares granted under the 1999 Option Plan and options to acquire 1,700,000 shares under Individual Plans. Mr. Dane holds 300,000 options to acquire shares granted under the 1999 Option Plan and options to acquire 143,943 shares granted under Individual Plans. Mr. Davis holds options to acquire 500,000 shares granted under the 1999 Option Plan.

(16)
All options granted are subject to continued employment with the Company, and will expire within 90 days of such employee's termination.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2009 regarding our compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (c)
Equity Compensation Plans Approved by Security Holders
1999 Stock Option Plan	2,423,368	(1)	$0.59	—
Equity Compensation Plans Not Approved by Security Holders	7,044,148	(2)	$0.28	4,250,770

Total	9,467,516		$0.36	—

(1)
A total of 4,000,000 shares were reserved for issuance under the Company's 1999 Stock option Plan, of which options to purchase 2,423,368 shares are outstanding, 181,145 shares have been issued upon exercise of options granted there under. The Plan expired in April 2009 and therefore, no further grants will be made under the Plan.

(2)
Granted under the 2009 Stock Compensation Plan and Individual Plans entered into by the Company with certain employees, officers and directors between 1999 and 2009.

TRANSACTIONS WITH RELATED PERSONS

        Phoenix Venture Fund LLC is presently the beneficial owner of approximately 37.2% of the Common Stock, and Michael W. Engmann, together with two affiliated entities, is presently the beneficial owner of approximately 8.6% of the Common Stock.

        On June 5, 2008, the Company effected a financing transaction under which the Company raised capital through the issuance of new secured indebtedness and equity, and restructured a portion of the Company's existing short-term debt (collectively, the "2008 Financing Transaction"). Under the 2008 Financing Transaction, the Company entered into a Credit Agreement (the "Credit Agreement") and a Pledge and Security Agreement (the "Pledge Agreement"), each dated as of June 5, 2008, with Phoenix, Michael Engmann and Ronald Goodman. Under the terms of the Credit Agreement, the Company received an aggregate of $3,000,000 and refinanced $637,500 of existing indebtedness and accrued interest on that indebtedness (individually, a "Loan" and collectively, the "Loans"). Phoenix provided the new Loan of $3,000,000 and Mr. Engmann agreed to refinance his Loan to the Company of $478,125. The Loans, which are represented by secured promissory notes, bear interest at eight percent (8%) per annum which, at the option of the Company, may be paid in cash or in kind and were scheduled to mature on June 5, 2010. The Company used a portion of the proceeds from the Loans to pay the Company's existing indebtedness and accrued interest on that indebtedness that was not exchanged for shares of Series A-1 Preferred Stock as described below. Additionally, a portion of the proceeds of the Loans were used to repay a short term loan from a Company employee in the amount of $125,000, plus accrued interest, that was made prior to and in anticipation of the closing of the 2008 Financing Transaction. Under the terms of the Pledge Agreement, the Company and its subsidiary, CIC Acquisition Corp., granted the lenders a first priority security interest in and lien upon all of the assets of the Company and CIC Acquisition Corp.

        Under the terms of the Credit Agreement and in partial consideration for the lenders' respective Loans, the Company issued to each lender a warrant to purchase up to the number of shares of Common Stock obtained by dividing the amount of such lender's Loan by 0.14 (each a "Warrant" and collectively, the 'Warrants"). A total of 25,982,143 shares of Common Stock were issuable upon exercise of the Warrants. Phoenix received a Warrant to purchase 20,214,485 shares of Common Stock and Mr. Engmann received a Warrant to purchase 3,415,179 shares of Common Stock. The Warrants are exercisable until their expiration on June 30, 2011. The Warrants had an exercise price of $0.14 per share. Additional Warrants may be issued if the Company exercised its option to make interest payments on the Loans in kind. The Warrants were amended in the 2009 Financing Transaction (described below) and their expiration was extended to June 30, 2012 and their exercise price was reduced to six cents ($0.06) per share.

        In connection with the closing of the 2008 Financing Transaction, the Company also entered into a Securities Purchase Agreement (the "Purchase Agreement") and a Registration Rights Agreement (the "Registration Rights Agreement"), each dated as of June 5, 2008. Under the Purchase Agreement, in exchange for the conversion of $995,000 in principal and $45,000 of interest accrued thereon of the Company's outstanding indebtedness and interest accrued thereon, the Company issued to the holders of such debt an aggregate of 1,040,000 shares of the Company's Series A Preferred Stock, which were later exchanged for an equivalent number of shares of Series A-1 Preferred Stock. Mr. Engmann and entities controlled by Mr. Engmann converted an aggregate of $720,000 in principal and $45,000 of interest accrued thereon, and, accordingly, the Company issued an aggregate of 765,000 shares of the Company's Series A-1 Preferred Stock to Mr. Engmann and entities controlled by Mr. Engmann. The shares of Series A-1 Preferred Stock carry an 8% annual dividend, payable quarterly in arrears in cash or in additional shares of Series A-1 Preferred Stock, have a liquidation preference over Common Stock of $1.00 per share, and are convertible into shares of Common Stock at a ratio of one share of Series A-1 Preferred Stock for 7.1429 shares of Common Stock. Subject to further adjustment, shares of Series A-1 Preferred Stock are presently convertible into shares of Common Stock at a ratio of one share of Series A-1 Preferred for 7.1429 shares of Common Stock. If all shares of Series A-1 Preferred Stock were converted into Common Stock at the above conversion ratio, the Company would issue 7,428,571 shares of Common Stock. As of December 31, 2009, Mr. Engmann and entities controlled by Mr. Engmann have converted an aggregate of 275,000 shares of Series A-1 Preferred Stock into 1,964,286 shares of Common Stock.

        Under the terms of the Registration Rights Agreement, the Company was obligated to prepare and file with the SEC a registration statement under the Securities Act covering the resale of the shares of Common Stock issued upon conversion of the shares of Series A-1 Preferred Stock and exercise of the Warrants as described above. The Company must also use its reasonable best efforts to keep the registration statement continuously effective under the Securities Act until the earlier of the date that is two years after its effective date or until the date that all shares purchased under the Purchase Agreement have been sold or can be sold publicly under Rule 144. The Company filed the required registration statement on August 18, 2008, which was declared effective on October 10, 2008. The Company was obligated to pay the costs and expenses of such registration.

        On May 28, 2009, the Company amended the Credit Agreement to raise an additional $1,100,000 in gross proceeds through the issuance of senior secured indebtedness and extended the term of the debt issued in the 2008 Financing Transaction to December 31, 2010 (the "2009 Financing Transaction"). In the 2009 Financing Transaction, the Company received an aggregate of $1,100,000 which is due on December 31, 2010, accrues interest at 8% per annum, and which, at the option of the Company, may be paid in cash or in kind. In conjunction with the 2009 Financing Transaction, the Company issued warrants to the lenders thereunder to purchase an aggregate of 18,333,333 shares of Common Stock (exercisable through June 30, 2012 at $0.06 per share). Additionally, the Company issued a warrant to SG Phoenix LLC, an affiliate of Phoenix, to purchase 3,947,917 shares of Common Stock (exercisable through June 30, 2012 at an exercise price of $0.06 per share).

        In connection with the 2009 Financing Transaction, the Company amended the Credit Agreement such that the notes issued in the 2008 Financing Transaction were exchanged for new senior secured notes (in the aggregate principal amount of $3,709,000) with identical terms regarding maturity date as the notes issued in the 2009 Financing Transaction. Phoenix received a new senior secured note in the principal amount of $3,909,178 and Mr. Engmann received a new senior secured note in the principal amount of $587,557 and his affiliated entities received senior secured notes in the aggregate principal amount of $150,000. In addition, warrants to purchase 26,494,666 shares of Common Stock, including the Warrants issued in the 2008 Financing Transaction and certain additional warrants issued in connection with the payment of interest in-kind on the Loans, were cancelled and new warrants to purchase 61,820,884 shares of Common Stock were issued with identical terms regarding expiration date and exercise price as the warrants issued in the 2009 Financing Transaction. Phoenix received warrants to purchase 55,513,750 shares of Common Stock and Mr. Engmann and his affiliated entities received warrants to purchase an aggregate of 12,292,606 shares of Common Stock.

        In connection with the 2009 Financing Transaction, the Registration Rights Agreement from the 2008 Financing Transaction was amended to provide the lenders certain rights to demand registration of shares issuable upon exercise of the new warrants.

        On October 27, 2009, Phoenix exercised warrants to purchase 56,528,692 shares of Common Stock in a cashless exercise transaction that resulted in Phoenix receiving 39,982,294 shares of Common Stock. In addition, SG Phoenix LLC, a Phoenix affiliate, exercised the warrant it received in the 2009 Financing Transaction to purchase 3,947,917 shares of Common Stock in a cashless exercise transaction that resulted in SG Phoenix receiving 2,792,429 shares of Common Stock. On October 27, 2009, Phoenix exercised a warrant to purchase 1,139,832 shares of Common Stock in a cashless exercise transaction that resulted in Phoenix receiving 801,268 shares of Common Stock.

        During the 12 months ended December 31, 2009, the Company paid interest in kind by issuing notes of approximately $288,000 and $51,000 to Phoenix and Mr. Engmann and two of his affiliated entities, respectively.

        On April 26, 2010, the Company entered into a letter agreement with Phoenix and SG Phoenix LLC, an affiliated entity of Phoenix (the "Phoenix Letter"). Under the Phoenix Letter, the Company agreed to pay SG Phoenix LLC an administrative fee as follows: $20,000 upon execution and delivery of the Phoenix Letter and an additional amount equal to 2% of the new capital invested or arranged by Phoenix in the Offering at the closing of the Offering. In addition, the Company agreed to issue to SG Phoenix three-year warrants to purchase shares of Common Stock at an exercise price of $0.06 per share. The number of warrant shares will be determined by dividing 3% of the sum of the indebtedness converted in the Recapitalization and the new capital raised in the Offering by $0.06. The Company also agreed to indemnify Phoenix and SG Phoenix for breaches of the Phoenix Letter.

        On May 4, 2010, the Company entered into a second amendment to the Credit Agreement dated June 5, 2008 ("Amendment No. 2 to the Credit Agreement"). Under Amendment No. 2 to the Credit Agreement, until August 31, 2010, upon submission of a written request by the Company and the approval of Phoenix in its sole discretion, the Company has the ability to receive up to an aggregate of $1.0 million in additional funding through the issuance of additional secured promissory notes to Phoenix and/or its designees. In connection with the issuance of any additional secured promissory notes to Phoenix and/or its designees, the Company is obligated to issue warrants to purchase shares of Common Stock. The additional secured promissory notes mature on December 31, 2010, and bear interest at 8% per annum. Such warrants are exercisable at $0.06 per share, and will expire three years after the date of issuance. As of July 6, 2010, under Amendment No. 2 to the Credit Agreement the Company has received loans in the aggregate amount of $960,000 and issued warrants to purchase

16,000,000 shares of Common Stock at an exercise price of $0.06 per share. The Company paid $20,000 to SG Phoenix LLC, an affiliated entity of Phoenix, in connection with administrative services provided by SG Phoenix.

        In connection with Amendment No. 2 to the Credit Agreement, the Company also entered into a second amendment to the Registration Rights Agreement dated June 5, 2008 in order to provide for certain registration rights for the shares of Common Stock issuable upon exercise of the warrants issuable under Amendment No. 2 to the Credit Agreement.

        On June 21, 2010, the Company entered into a series of agreements with its two principal stockholders, Phoenix and Mr. Engmann, and other holders of the Company's outstanding senior secured indebtedness. Pursuant to the Exchange Agreement, dated June 21, 2010, the Company and such parties agreed, subject to the terms thereof, that upon the consummation of the Recapitalization, Phoenix, Mr. Engmann and other holders of senior secured indebtedness will exchange all of the Company's outstanding senior secured indebtedness under the Credit Agreement, which is estimated to be in the aggregate principal amount of approximately $6.3 million at the time of the anticipated closing, into shares of Series B Preferred Stock, at an exchange price of $1.00 per share. Subject to the terms of the Exchange Agreement, Phoenix will exchange approximately $4,107,202 of Company senior secured indebtedness under the Exchange Agreement and Mr. Engmann and his affiliated entities will be exchanging approximately $1,018,814 of Company senior secured indebtedness. The Series B Preferred Stock issued in connection with the Recapitalization is convertible into Common Stock at an initial conversion price of $0.06 per share. The Recapitalization was negotiated between the Company and Phoenix on behalf of all holders of secured indebtedness.

        Consummation of the transactions under the Exchange Agreement is subject to certain conditions, including (i) the representations and warranties in the Exchange Agreement being true and correct as of the closing date; (ii) the consummation of the transactions contemplated by the Series B Purchase Agreement; (iii) no event causing a material adverse effect on the Company's business having occurred since December 31, 2009; (iv) the stockholders of the Company having approved the amendment to the Certificate of Incorporation and the Amended and Restated Series A-1 Certificate of Designation; and (v) Messrs. DiGregorio and Panetta having resigned from the Board of Directors and Messrs. Welch and Amundson having appointed the Series B Preferred Director Designees to the Board of Directors. Under the Exchange Agreement, the Company agreed to indemnify the Lenders for breaches of representations and warranties.

        On June 21, 2010, the Company also entered into the Series B Purchase Agreement with Phoenix and other Investors. Pursuant to the Series B Purchase Agreement, the Company and the Investors agreed, subject to the terms thereof, that the Company will issue and sell and the Investors will purchase for cash in a private placement 1,440,000 additional shares of Series B Preferred Stock at a purchase price of $1.00 per share. Subject to the terms of the Series B Purchase Agreement, Phoenix will be purchasing 600,000 shares of Series B Preferred Stock and Mr. Engmann and an affiliated entity will be purchasing an aggregate of 300,000 shares of Series B Preferred Stock. The Series B Preferred Stock issued in connection with the Offering is convertible into Common Stock at an initial conversion price of $0.06 per share. The conversion price was negotiated between the Company and Phoenix on behalf of the Investors.

        Consummation of the transactions under the Series B Purchase Agreement is subject to certain conditions, including (i) the representations and warranties in the Exchange Agreement being true and correct as of the closing date; (ii) a minimum of 1,400,000 shares of Series B Preferred Stock being purchased; (iii) no event causing a material adverse effect on the Company's business having occurred since December 31, 2009; (iv) the consummation of the transactions contemplated by the Exchange Agreement; (v) the stockholders of the Company having approved the amendment to the Certificate of Incorporation and the Amended and Restated Series A-1 Certificate of Designation; and

(vi) Messrs. DiGregorio and Panetta having resigned from the Board of Directors and Messrs. Welch and Amundson having appointed the Series B Preferred Director Designees to the Board of Directors. Under the Series B Purchase Agreement, the Company agreed to indemnify the Investors for breaches of representations and warranties.

        If the Recapitalization and the Offering are consummated, the Company, Phoenix and certain Investors will enter into an Investor Rights Agreement pursuant to which the Company agrees that the Board of Directors will consist of five directors, Phoenix will have the right to nominate two directors and holders of a majority of the outstanding shares of Series B Preferred Stock will have the right to nominate one other director, who will be an independent director. The remaining two directors will be nominated by the Board of Directors of the Company and elected by a majority of the stockholders of the Company voting together as a class (including the Common Stock, Series A-1 Preferred Stock and Series B Preferred Stock, calculated on an as-converted basis). In addition, the Investors party to the agreement will agree to vote all of their shares at any meeting of stockholders called for the election or removal of directors (or any written consent in lieu thereof) for the election of the two directors nominated by Phoenix and the one director nominated by a majority of the outstanding shares of Series B Preferred Stock. In the event that such Investors who are a party to such agreement (other than Phoenix) desire to sell any voting securities of the Company (other than in widely distributed public offerings or pursuant to Rule 144 under the Securities Act of 1933) in an amount constituting more than five percent (5%) of the issued and outstanding shares of voting securities in a single or series of related transactions, such Investor shall first offer such shares for purchase to Phoenix.

        If the Recapitalization and the Offering are consummated, the Company, Phoenix, the Investors and the Lenders will enter into a Registration Rights Agreement pursuant to which the Company will be obligated to file a registration statement on the appropriate form with the Securities and Exchange Commission within 45 days of written notice from holders of at least one-third of the outstanding shares of Series B Preferred Stock, provided that the fair market value of the Common Stock to be registered pursuant to the demand equals at least $2,000,000. The Company is obligated to use its best efforts to cause the registration statement to be declared effective and will bear all expenses incurred in preparation and filing of the registration statement. The holders of Series B Preferred Stock will have up to three demand registrations on Form S-1 or any successor thereof and up to four demand registrations on Form S-3 or any successor thereof. In addition, Phoenix, the Investors and the Lenders have piggy-back registration rights pursuant to which they may include registrable securities held by them in any subsequent registration of securities by the Company, subject to certain conditions.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file certain reports with the Securities and Exchange Commission (the "SEC") regarding ownership of, and transactions in, the Company's securities. These officers, directors and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports that are filed with the SEC. Based solely on a review of copies of such forms received by the Company and written representations received by the Company from certain reporting persons, the Company believes that for the year ended December 31, 2009, except for the Form 4s for Guido DiGregorio, Frank Dane and Russel Davis filed with the SEC on October 5, 2009 which otherwise were required to be filed by October 2, 2009, all Section 16(a) reports required to be filed by the Company's executive officers, directors and 10% stockholders were filed on a timely basis.

COMPANY CODE OF ETHICS

        The Company has adopted a Code of Ethics ("Code"), which is applicable to all Company employees , including the principal executive officer, the principal financial officer and controller and principal accounting officer ("Senior Executive and Financial Officers"). The Code is available on the Company's website, www.cic.com. The Company intends, when applicable, to post amendments to or waivers from the Code (to the extent applicable to its Senior Executive and Financial Officers) on its website and in any manner otherwise required by the applicable standards or best practices.

STOCKHOLDER PROPOSALS AND STOCKHOLDER NOMINATIONS OF DIRECTORS

Stockholder Proposals for Inclusion in Next Year's Proxy Statement

        To be considered for inclusion in the proxy statement relating to next year's annual meeting, a stockholder proposal must be received at our principal executive offices no later than March 18, 2011, which is the 120th day preceding the anniversary of the date on which the Company mailed its proxy materials to stockholders for the 2010 Annual Meeting. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be addressed to the Secretary, Communication Intelligence Corporation, 275 Shoreline Drive, Suite 500, Redwood Shores, CA 94065. If the date of the next annual meeting is changed by more than 30 days from the anniversary of this year's annual meeting, then, to be considered for inclusion in the proxy statement relating to next year's annual meeting, notice of a stockholder proposal will need to be received by the Company in a reasonable amount of time before the Company begins to print and send its proxy materials.

Other Stockholder Proposals

        If a stockholder wishes to present a stockholder proposal at our next annual meeting that is not intended to be included in the proxy statement, the stockholder must provide the information required by our Bylaws and give timely notice to our corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by the Secretary not later than 45 days nor more than 90 days prior to next year's annual meeting. In the event, however, that notice of next year's annual meeting is given by the Company less than 60 days prior to next year's annual meeting, then notice must be received from the stockholder by the Secretary not later than the close of business on the 15th day following the date on which notice of next year's annual meeting of the stockholders was mailed, which will be the date of next year's proxy statement. Notices of intention to present proposals at the next annual meeting should be addressed to the Secretary, Communication Intelligence Corporation, 275 Shoreline Drive, Suite 500, Redwood Shores, CA 94065.

Stockholder Director Nominations

        The Nominating Committee considers, selects and recommends to the Board of Directors for approval nominees for director and committee member positions. The Board then considers the recommendation of the Nominating Committee and decides which nominees to present to the Company's stockholders for election to the Board of Directors.

        Stockholders who wish to submit a proposed nominee for election to the Board of Directors of the Company for consideration by the Nominating Committee should send written notice to the Chairman of the Nominating Committee, Communication Intelligence Corporation, 275 Shoreline Drive, Suite 500, Redwood Shores, CA 94065 not later than March 18, 2011. Such notification should set forth all information relating to the proposed nominee, as is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. This includes the proposed nominee's written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected, the name and address of such stockholder or beneficial owner on whose behalf the nomination is being made, and the number of shares of the Company stock owned beneficially and of record by such stockholder or beneficial owner. The Nominating Committee will consider stockholder nominees on the same terms as nominees selected by the Nominating Committee.

        The Nominating Committee has not established specific minimum age, education, years of business experience or specific types of skills for potential candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. In general, each director will have the highest personal and professional ethics, integrity and values and will consistently exercise sound and objective business judgment. It is expected that the Board of Directors as a whole will have individuals with significant appropriate senior management and leadership experience, a long-term and strategic perspective, the ability to advance constructive debate, and a global perspective. These qualifications and attributes are not the only factors the Nominating Committee will consider in evaluating a candidate for nomination to the Board of Directors, and the Nominating Committee may reevaluate these qualifications and attributes at any time.

        Except as set forth above, the Nominating Committee does not currently have a formal policy regarding the handling or consideration of director candidate recommendations received from stockholders, nor does the Nominating Committee have a formal process for identifying and evaluating nominees for director (including nominees recommended by stockholders). The Nominating Committee does not currently engage any third party director search firms but may do so in the future if it deems appropriate and in the best interests of the Company. These issues will be considered by the Nominating Committee in due course, and, if appropriate, the Nominating Committee will make a recommendation to the Board of Directors addressing the nomination process.

        In addition to submitting a proposed nominee for election to the Board of Directors of the Company for consideration by the Nominating Committee, under our Bylaws, stockholders may also nominate an individual to serve on our Board of Directors without submitting such nominee to our Nominating Committee as described above. In order to nominate a person or persons for election to the Board of Directors at our next annual meeting without submitting such nominee(s) to our Nominating Committee, a stockholder must provide the information required by our Bylaws and give timely notice of their intention to do so to our corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by the Secretary not later than 90 days prior to next year's annual meeting. The notice given by the stockholder must include (1) the name and address of the stockholder who intends to make the nomination, and the person or persons to be nominated; (2) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons)

pursuant to which the nomination(s) are to be made by the stockholder; (4) such other information regarding each nominee proposed by such stockholder as would be required to be included in a Proxy Statement filed with SEC pursuant to the proxy rules; and (5) the manually signed consent of each nominee to serve as a director of the Company if so elected. The presiding officer at the annual meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. A stockholder's written notice of such stockholder's intention to make such nomination or nominations at the next annual meeting should be addressed to the Secretary, Communication Intelligence Corporation, 275 Shoreline Drive, Suite 500, Redwood Shores, CA 94065.

SOLICITATION OF PROXIES

        The Company will bear the cost of the Annual Meeting and the solicitation of proxies related thereto, including the costs relating to printing and mailing the proxy materials. The Company has retained Broadridge Financial Solutions, the Company's transfer agent, to assist the Company in the solicitation of proxies. The Company has agreed to pay Broadridge a fee of approximately $30,000 for its services. Directors, officers and employees of the Company may make additional solicitations in person or by telephone in respect to the Meeting.

OTHER MATTERS

        The Board of Directors knows of no other matter that may be presented for action at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named as proxies will vote in accordance with their judgment in respect to any such matter.

        Stockholders are urged to complete, sign, date and return the enclosed proxy card promptly in the envelope provided, regardless of whether or not they expect to attend the Annual Meeting. The prompt return of such proxy card will assist the Company in preparing for the Annual Meeting. Your cooperation is greatly appreciated.

ADDITIONAL INFORMATION

        A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2009 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 2009 with the Securities and Exchange Commission (the "SEC"). The SEC maintains a web site, www.sec.gov that contains reports, Proxy Statements, and certain other information filed electronically by the Company with the SEC. Stockholders may obtain, free of charge, a copy of the Form 10-K by writing to Communication Intelligence Corporation, Attn: Corporate Secretary, 275 Shoreline Drive, Suite 500, Redwood Shores, CA 94065, or visiting the Company's web site at www.cic.com.

 INCORPORATION BY REFERENCE

        The Company incorporates by reference the information provided under Item 7 (Management's Discussion and Analysis of Financial Condition and Results of Operations), Item 7A (Quantitative and Qualitative Disclosures about Market Risk), and Item 8 (Consolidated Financial Statements) contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 accompanying this proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Guido DiGregorio Chairman, President and Chief Executive Officer

July 16, 2010

Appendix A

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
COMMUNICATION INTELLIGENCE CORPORATION

        It is hereby certified that:

        1.     The name of the corporation is Communication Intelligence Corporation (hereinafter called the "Corporation").

        2.     The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by striking paragraph (a) of Article Fourth thereof and by substituting in lieu of said paragraph the following new paragraph:

    "FOURTH: The total number of shares which the Corporation shall have authority to issue is 535,000,000 of which 519,000,000 shares shall be Common Stock, par value $0.01 per share, and 16,000,000 shares shall be Preferred Stock, par value $0.01 per share, of which 2,000,000 shares are designated as Series A-1 Preferred Stock and 14,000,000 shares are designated Series B Preferred Stock."

        3.     The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by adding the following clause to the beginning of paragraph (d) of Article Fourth thereof:

    "Subject to all of the rights of the Preferred Stock,"

        The balance of Article Fourth shall remain unchanged.

        4.     The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by adding a new paragraph (e) of Article Fourth thereof, which paragraph shall read as follows:

    "(e) Except as otherwise required by applicable law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with the Delaware Secretary of State in accordance with Section (c) of this Article Fourth) that relates solely to the designations, rights, preferences, powers and restrictions of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to applicable law or this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with the Delaware Secretary of State in accordance with Section (c) of this Article Fourth)."

        5.     This Certificate of Amendment to the Corporation's Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        6.     This Certificate of Amendment shall be effective as of the date of filing with the Secretary of State of the State of Delaware.

A-1

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Guido DiGregorio, its Chairman and Chief Executive Officer, this [    •    ] day of [    •    ], 2010.

COMMUNICATION INTELLIGENCE CORPORATION
By: Guido DiGregorio Title: Chairman and Chief Executive Officer

A-2

Appendix B

CERTIFICATE OF DESIGNATION
OF
SERIES B PARTICIPATING CONVERTIBLE PREFERRED STOCK
OF
COMMUNICATION INTELLIGENCE CORPORATION

Pursuant to Section 151 of the
Delaware General Corporation Law

        The undersigned, Guido DiGregorio, hereby certifies that:

        I.     He is the duly elected and acting Chief Executive Officer of Communication Intelligence Corporation, a Delaware corporation (the "Company").

        II.    The Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation") authorizes Fourteen Million (14,000,000) shares of preferred stock, par value $0.01 per share.

        III.  The following is a true and correct copy of the resolutions duly adopted by the Board of Directors of the Company (the "Board of Directors") at a meeting on [    •    ], 2010, which constituted all requisite actions on the part of the Company with respect to the authorization of the filing of this Certificate of Designation (this "Certificate of Designation").

RESOLUTIONS

        WHEREAS, the Board of Directors is authorized to provide for the issuance of shares of preferred stock in one or more series and, by filing a certificate pursuant to Article Fourth of the Certificate of Incorporation and the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and the relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, of the shares of each such series; and

        WHEREAS, the Board of Directors desires, pursuant to its authority as aforesaid, to designate a new series of preferred stock, set the number of shares constituting such series and fix the rights, preferences, privileges and restrictions of such series.

        NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby designates a new series of preferred stock and the number of shares constituting such series and fixes the rights, preferences, powers and restrictions relating to such series as follows:

        1.    Designation and Number.    The shares of such series shall be designated as the Series B Participating Convertible Preferred Stock with a par value of $0.01 per share (the "Series B Preferred Stock"). The number of shares initially constituting the Series B Preferred Stock shall be Fourteen Million (14,000,000).

        2.    Board of Directors.    So long as at least 20% of the originally issued shares of Series B Preferred Stock remains outstanding, (i) the number of directors of the Company shall be set at five (5), except as otherwise agreed to by Phoenix and the Required Holders; and (ii) Phoenix shall be entitled to nominate two (2) individuals to serve as directors and the Required Holders shall be entitled to nominate one (1) individual to serve as a director. So long as at least 20% of the originally issued shares of Series B Preferred Stock remains outstanding, at each meeting of the Company stockholders held for the election of directors, or upon the taking of a written consent of stockholders for such purpose: (a) the Required Holders shall have the right, voting separately as a class (to the exclusion of all other classes or series of the Company's capital stock), to elect two (2) individuals designated by Phoenix and the one (1) individual designated by the Required Holders, who shall be independent under applicable Nasdaq and SEC rules, to serve on the Board of Directors (collectively, the "Series B Preferred Directors"), and (b) the remaining two (2) directors of the Company, each of whom shall be independent under applicable Nasdaq and SEC rules, shall be elected by the holders of Common Stock, Series A-1 Preferred Stock and Series B Preferred Stock, voting together as a single class on an as-converted to Common Stock basis (the "Remaining Directors"). Any Series B Preferred Director elected pursuant to this Section 2 may be removed at any time without cause by, and only by, the affirmative vote, given at a meeting or by written consent, of the holders who designated or nominated such director. The Remaining Directors may be removed at any time without cause by the affirmative vote, given at a meeting or by written consent, of the holders of the Common Stock, Series A-1 Preferred Stock and Series B Preferred Stock, voting together as a single class on an as-converted to Common Stock basis. Any vacancy on the Board of Directors created by the resignation, removal, incapacity or death of any Series B Preferred Director shall only be filled by the holders of Series B Preferred Stock who designated or nominated such director. The Series B Preferred Directors shall be entitled to reimbursement from the Company for all costs and expenses in attending any meetings of the Board of Directors or any committee thereof. For purposes hereof (including Sections 2 and 7), originally issued means all of the shares of Series B Preferred Stock issued in accordance with the terms of Purchase Agreement and the Exchange Agreement on the Issue Date.

        3.     Dividends.

          (a)   For so long as shares of Series B Preferred Stock are outstanding, the holders of each share of the Series B Preferred Stock in preference to all other holders of capital stock of the Company, including the holders of shares of Series A-1 Preferred Stock, Common Stock and any other junior stock, shall be entitled, from and after the date of issuance of such share, to receive, and shall be paid quarterly in arrears on the last day of each calendar quarter (beginning on September 30, 2010) in cash out of funds legally available therefor, cumulative dividends which shall accrue regardless of whether they are declared by the Board, of an amount equal to 10.00% per share (as adjusted for any stock dividends, stock splits, combinations, recapitalizations involving equity securities of the Company, reclassifications or other similar events involving a change with respect to the Series B Preferred Stock) per annum with respect to each share of the Series B Preferred Stock; provided, however, that such dividend may, at the option of the Company, be paid to the holders of Series B Preferred Stock in shares of the Series B Preferred Stock in the amount of such dividend on a one (1) share of Series B Preferred Stock per one dollar ($1.00) basis (as adjusted for any stock issuances, stock dividends, stock splits, combinations, recapitalizations involving equity securities of the Company, reclassifications or other similar events involving a change with respect to the Conversion Price of the Series B Preferred Stock). After full payment to holders of Series B Preferred Stock of the dividends described above, the Company may make dividend payments to holders of Series A-1 Preferred Stock in accordance with the provisions of the Amended and Restated Certificate of Designation (Series A-1), but only the extent required pursuant to the terms thereof.

          (b)   In case the Company shall at any time, or from time to time, declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Company or any of its subsidiaries by way of a dividend, distribution or spin-off) on its Common Stock, other than a distribution made in compliance with the provisions of Section 4, the holders of the Series B Preferred Stock shall be entitled, in addition to any cumulative dividends to which the Series B Preferred Stock may be entitled under Section 3(a) above, to receive from the Company with respect to each share of Series B Preferred Stock held, any dividend or distribution that would be received by a holder of the number of shares (including fractional shares) of Common Stock into which such Series B Preferred Stock is convertible on the record date for such dividend or distribution, with fractional shares of Common Stock deemed to be entitled to the corresponding fraction of any dividend or distribution that would be received by a whole share. Any such dividend or distribution shall be declared, ordered, paid and made at the same time such dividend or distribution is declared, ordered, paid and made on the Common Stock. No dividend or distribution shall be declared, ordered, paid or made on the Common Stock unless the dividend or distribution on the Series B Preferred Stock provided for by this paragraph shall be declared, ordered, paid or made at the same time.

          (c)   The Board of Directors may fix a record date for the determination of holders of shares of Common Stock or the Series B Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty (60) days and no less than ten (10) days prior to the date fixed for the payment thereof.

        4.     Liquidation, Dissolution or Winding Up.

          (a)   In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (each, a "Liquidation Event"), the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, on a preferred basis prior and in preference to any distribution to any other holders of capital stock of the Company, including the holders of Series A-1 Preferred Stock, Common Stock or any other junior stock of the Company, an amount per share of Series B Preferred Stock equal to 1.5 times the Original Issue Price (as adjusted for any stock splits, combinations, recapitalizations involving equity securities of the Company, reclassifications of other similar events involving a change with respect to the Series B Preferred Stock), plus any accrued but unpaid dividends on the Series B Preferred Stock. If upon any such Liquidation Event, the remaining assets of the Company available for distribution to the Company's stockholders shall be insufficient to pay the holders of shares of the Series B Preferred Stock the full amount to which they shall be entitled pursuant to this Section 4(a), the holders of shares of Series B Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of such shares of Series B Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

          (b)   After the payment of all preferential amounts required to be paid pursuant to Section 4(a), if assets and funds remain in the Company, they shall be distributed to the holders of Series A-1 Preferred Stock (unless the holder of Series A-1 Preferred elects to receive any distributions under Section 4 on an as-converted to Common Stock basis pursuant to Section 4(a) of the Amended and Restated Certificate of Designation (Series A-1)) and other class of stock junior thereto, other than Common Stock with respect to any liquidation preference payable to such holders.

          (c)   After the payment of all preferential amounts required to be paid pursuant to Section 4(a) and Section 4(b), if assets and funds remain in the Company, they shall be distributed ratably, on an as-converted to Common Stock basis, to the holders of Common Stock, the holders of Series A-1 Preferred Stock who have so elected to receive distributions on an as-converted to Common Stock basis pursuant to Section 4(a) of the Amended and Restated Certificate of Designation (Series A-1), and the holders of Series B Preferred Stock.

          (d)   If the amount to be distributed to the holders of Series B Preferred Stock upon any Liquidation Event shall be other than cash, the fair market value of the property, rights, or securities distributed to such holders shall be mutually agreed by the Company and the Required Holders; provided, however, that if such mutual agreement cannot be reached, such fair market value shall be determined by following the procedures set forth in the definition of Appraisal Procedure. The holders of shares of Series B Preferred Stock shall share ratably in any distribution pursuant to this Section 4, whether in cash, amounts other than cash or a combination of both.

          (e)   The Company shall mail written notice of a Liquidation Event to each holder of record of Series B Preferred Stock at least thirty (30) days prior to the date for payment or distribution to stockholders stated in the Company's notice.

          (f)    A sale, lease, conveyance, exclusive license or disposition of all or a significant portion of the capital stock or assets of the Company or a merger, consolidation, share exchange, reorganization or other transaction or series of related transactions (whether involving the Company or a subsidiary thereof) in which the Company's stockholders immediately prior to such transaction do not retain a majority of the voting power in the surviving entity (a "Transaction"), shall be deemed to be a Liquidation Event, unless the Required Holders elect, by a vote or written consent that such Transaction shall not be treated as a Liquidation Event; provided, however, that each holder of Series B Preferred Stock shall have the right to elect the conversion benefits of the provisions of Section 6(a) or other applicable conversion provisions in lieu of receiving payment in a Liquidation Event; and provided, further, that shares of the surviving entity held by holders of the capital stock of the Company acquired by means other than the Transaction shall not be used in determining if the shareholders of the Company own a majority of the voting power of the surviving entity, but shall be used for determining the total outstanding voting power of such entity.

        5.    Voting.    Each holder of Series B Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such holder are convertible on the record date for the vote on such matter (as adjusted from time to time pursuant to Section 6 hereof and without regard as to whether sufficient shares of Common Stock are available out of the Company's authorized but unissued stock, for the purpose of effecting the conversion of the Series B Preferred Stock) at each meeting of stockholders of the Company (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Company for their action or consideration. Holders of Series B Preferred Stock shall be entitled to notice of any meeting of stockholders and, except as otherwise provided herein or otherwise required by law, to vote together with the holders of Common Stock as a single class.

        6.    Conversion.    The holders of the Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a)    Right to Convert.    Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the sum of (a) the Original Issue Price plus (b) all accrued and unpaid dividends thereon by (ii) the Conversion Price (as defined below) in effect at the time of conversion. The "Conversion Price" shall initially be equal to $0.06 per share. The rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock shall be subject to adjustment as provided in Section 6(e) below.

          (b)    Automatic Conversion.    Each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such shares immediately upon the date specified by written consent or agreement of the Required Holders.

          (c)    Fractional Shares.    No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

          (d)   Mechanics of Conversion.

              (i)  Except pursuant to an automatic conversion under Section 6(b), in order for a holder of Series B Preferred Stock to convert shares of Series B Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series B Preferred Stock, at the office of the transfer agent for the Series B Preferred Stock (or at the principal office of the Company if the Company serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series B Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Company, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Company if the Company serves as its own transfer agent) shall be the conversion date (the "Conversion Date"). The Company shall, as soon as practicable (but no later than five (5) business days) after the Conversion Date, issue and deliver at such office to such holder of Series B Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. On the Conversion Date, each holder of record of shares of Series B Preferred Stock surrendered for conversion shall be deemed to be the holder of record of the Common Stock issuable upon conversion of such Series B Preferred Stock, notwithstanding that the certificates representing such shares of Series B Preferred Stock shall not have been surrendered at the office of the Company or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder.

             (ii)  The Company shall at all times when the Series B Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price, as applicable.

            (iii)  Upon any such conversion, no adjustment to the Conversion Price shall be made for any accrued but unpaid dividends on the Series B Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion (but such dividends shall be reflected in the calculation of the number of shares of Common Stock issuable upon such conversion in accordance with Section 6(a)).

            (iv)  All shares of Series B Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid on the Series B Preferred Stock. Any shares of Series B

    Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Company (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series B Preferred Stock accordingly.

             (v)  The Company shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series B Preferred Stock pursuant to this Section 6. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series B Preferred Stock so converted were registered.

          (e)    Conversion Price Adjustments.    The Conversion Price of the Series B Preferred Stock shall be subject to adjustment from time to time as follows:

            (i)    Adjustment for Certain Dilutive Issuances.    (A) If the Company shall at any time, or from time to time, after the Issue Date, issue any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Conversion Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted in accordance with the following formula:

CP2	=	CP1 * (A+B) / (A+C)
CP2	=	Series B Conversion Price in effect immediately after new issue
CP1	=	Series B Conversion Price in effect immediately prior to new issue
A	=	Number of shares of Common Stock deemed to be outstanding immediately prior to new issue (includes all outstanding shares of Common Stock, all outstanding shares of preferred stock on an as-converted basis, and all outstanding options, warrants and other securities convertible into or exchangeable for shares of Common Stock on an as-exercised basis; and does not include any convertible securities converting into this round of financing)
B	=	Aggregate consideration received by the Company with respect to the new issue divided by CP1
C	=	Number of shares of stock issued in the subject transaction

              (B)  No adjustment of the Conversion Price shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (4), no adjustment of such Conversion Price pursuant to this subsection 6(e)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment; provided, however, that notwithstanding the foregoing, no increase to the Conversion Price caused by subsections (E)(3) and (4) shall result in the Conversion Price exceeding $0.06.

              (C)  In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

              (D)  In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

              (E)  In the case of the issuance (whether before, on or after the applicable Issue Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 6(e)(i):

                (1)   The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 6(e)(i)(C) and (D)), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                (2)   The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 6(e)(i)(C) and (D)).

                (3)   In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                (4)   Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                (5)   The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 6(e)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 6(e)(i)(E)(3) or (4).

               (ii)  "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 6(e)(i)(E)) by this Company after the Issue Date other than:

                (A)  shares of Common Stock issued pursuant to a transaction described in subsection 6(e)(iii) hereof;

                (B)  shares of Common Stock issued upon the conversion of any warrant or option outstanding on the date hereof;

                (C)  shares of Common Stock issuable or issued to employees, consultants, officers, or directors of the Company directly or pursuant to a stock option plan, restricted stock plan, stock incentive plan or other employee benefit plan approved by the Board of Directors of the Company and existing on the Issue Date, including the Salary Incentive Plan (as defined in the Purchase Agreement);

                (D)  shares of Common Stock issuable or issued to employees, consultants, officers, or directors of the Company directly or pursuant to a stock option plan, restricted stock plan, stock incentive plan or other employee benefit plan approved by the Board of Directors of the Company, including a majority of the Series B Preferred Directors after the Issue Date;

                (E)  shares of Common Stock issued upon conversion of shares of Series A-1 Preferred Stock or Series B Preferred Stock;

                (F)  securities issued as a dividend or distribution on Series A-1 Preferred Stock or Series B Preferred Stock in accordance with the terms of this Certificate of Designation; or

                (G)  securities issued in connection with the exchange of indebtedness outstanding under the Credit Agreement pursuant to the terms of the Exchange Agreement.

              (iii)    Adjustment for Stock Splits and Combinations.    If the Company shall at any time or from time to time after the Issue Date effect a subdivision of the outstanding shares of Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Issue date combine the outstanding shares of Common Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

            (iv)    Adjustment for Certain Dividends and Distributions.    In the event the Company at any time or from time to time after the Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price, as applicable, then in effect by a fraction:

              (A)  the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

              (B)  the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series B Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series B Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Series B Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

        (v)    Adjustment for Reclassification, Exchange, or Substitution.    If the Common Stock issuable upon the conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable, upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series B Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

        (vi)    Adjustment for Merger or Reorganization, etc.    If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company, other than as provided in Section 4(f), in which the Common Stock (but not the Series B Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transactions covered by subsections 6(e)(iii), (iv) and (v)), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series B Preferred Stock shall be convertible into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Company issuable upon conversion of one share of Series B Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 6 with respect to the rights and interests thereafter of the holders of the Series B Preferred Stock to the end that the provisions set forth in this Section 6 (including provisions with respect to changes in and other adjustments of the Conversion Price, as applicable) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series B Preferred Stock.

        (vii)    Certificate as to Adjustments.    Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 6, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock, if any, a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series B Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of any holder of Series B Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series B Preferred Stock.

        (viii)    Notice of Record Date.    In the event:

              (A)  that the Company issues or plans to issue any shares of Common Stock;

              (B)  that the Company declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Company;

              (C)  that the Company subdivides or combines its outstanding shares of Common Stock;

              (D)  of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger of the Company into or with another Person, or of the sale of all or substantially all of the assets of the Company; or

              (E)  of a Liquidation Event;

then the Company shall cause to be filed at its principal office or at the office of the transfer agent of the Series B Preferred Stock, and shall cause to be mailed to the holders of the Series B Preferred Stock at their last addresses as shown on the records of the Company or such transfer agent, at least ten (10) days prior to the date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

              (A)  the record date of such issuance, dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such issuance, dividend, distribution, subdivision or combination are to be determined, or

              (B)  the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

        7.    Protective Provisions.    So long as 20% of the originally issued shares of Series B Preferred Stock are outstanding, in addition to any other vote or approval required under the Company's Certificate of Incorporation or By-laws, the Company will not, and will not permit any Subsidiary to, without the written consent of the Required Holders, either directly or indirectly, by amendment, reclassification, merger, consolidation, reorganization or otherwise:

          (a)   liquidate, dissolve or wind-up the business and affairs of the Company or any Subsidiary, or effect any Transaction or consent to any of the foregoing;

          (b)   amend, alter, or repeal any provision of the Certificate of Incorporation or By-laws of the Company;

          (c)   authorize, create, designate or issue any equity securities or securities convertible into equity securities with equal or superior rights, preferences or privileges to those of the Series B Preferred Stock (including without limitation, debt that is convertible into capital stock and redeemable preferred stock that is not treated as Common Stock for tax purposes) or, other than the issuance of shares of Common Stock on exercise or conversion of securities outstanding on the Issue Date, issue any shares of Common Stock or securities convertible into or exercisable (directly or indirectly) for Common Stock if at such time (or after giving affect to such issuance) the Company does not have sufficient shares of Common Stock available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series B Preferred Stock into Common Stock and the exercise and conversion of all other securities convertible or exercisable (directly or indirectly) for Common Stock;

          (d)   increase or decrease the number of authorized shares of Series B Preferred Stock or of any additional class or series of capital stock;

          (e)   reclassify, alter or amend any existing security that is junior to or on parity with the Series B Preferred Stock;

          (f)    purchase or redeem, or declare or pay any dividends on, any capital stock or securities convertible or exchangeable into shares of capital stock, other than dividends required to be paid pursuant to the terms of this Certificate of Designation or the Amended and Restated Certificate of Designation (Series A-1);

          (g)   incur any indebtedness, including capital leases, other than trade payables incurred in the ordinary course of business;

          (h)   create or hold capital stock in any Subsidiary that is not a wholly-owned Subsidiary of the Company or dispose of any Subsidiary stock or all or a significant portion of any Subsidiary assets;

          (i)    increase or decrease the size of the Board of Directors of the Company;

          (j)    hire, terminate or change the compensation of the Company's executive officers, including approving any option grants, other than changes which have been approved by the Board of Directors, including a majority of the Series B Preferred Directors; provided, however, that no such approval shall be required in connection with any changes in the compensation of participants in the 2010 Salary Incentive Plan (as such term is defined in the Purchase Agreement) solely as a result of the termination of such plan in accordance with its terms;

          (k)   make any material alteration to the Company's business plan; or

          (l)    authorize or adopt any stock option plan, restricted stock plan, stock incentive plan or other employee benefit plan or increase the number of shares of Common Stock issuable under any such plan in effect on the Issue Date.

        8.     Preemptive Rights.

          (a)    Right to Purchase.    The holders of the Series B Preferred Stock shall have the right to purchase, ratably, all or any part of any New Securities which the Company may, from time to time, propose to issue and sell, at any time while any shares of Series B Preferred Stock are outstanding and subject to the terms and conditions set forth below. The ratable share of each holder of Series B Preferred Stock, for purposes of this preemptive right, shall be determined by dividing (x) the total number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock owned by such holder plus the total number of shares of Common Stock then owned by such holder, by (y) the total number of shares of Common Stock then outstanding owned by all holders of Series B Preferred Stock, plus the total number of shares of Common Stock issuable upon conversion of the then outstanding Series B Preferred Stock held by all holders.

          (b)    Procedure.    In the event the Company shall determine to offer, sell or exchange New Securities, it shall give each holder of Series B Preferred Stock then outstanding written notice of such intention, describing the price of such New Securities and the general terms upon which the Company proposes to effect such issuance. Each such holder shall have fifteen (15) days from the date of any such notice to agree to purchase all or part of its ratable share of such New Securities, for the purchase price and upon the general terms and conditions specified in the Company's notice, by giving written notice to the Company stating the quantity of New Securities to be so purchased. Each such holder shall have a right of over-allotment such that if any holder fails to exercise its right hereunder to purchase its total ratable portion of New Securities, the other holders of Series B Preferred Stock may purchase such portion on a ratable basis, by giving written notice to the Company within five (5) days from the date that the Company provides written notice to the other holders of Series B Preferred Stock of the amount of New Securities with respect to which such nonpurchasing holder has failed to exercise its rights hereunder.

          (c)    Right of Company.    In the event any holder or holders of Series B Preferred Stock fail to exercise the foregoing preemptive right with respect to any New Securities within such fifteen (15) day period (or the additional five (5) day period provided for overallotment), the Company may, within ninety (90) business days thereafter, sell any or all of such New Securities not agreed to be purchased by such holders, at a price and upon general terms no more favorable to the purchasers thereof than specified in the notice given to each holder pursuant to Section 8(b). In the event the Company has not sold such New Securities within such ninety (90) business day period, the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the holders of Series B Preferred Stock in the manner provided above.

          (d)    Assignment of Preemptive Rights.    Each holder of Series B Preferred Stock, with prior written notice to the Company, may assign its preemptive rights in this Section 8 in whole or in part to any Affiliate at any time without the consent of the Company.

        9.    Redemptions.    The holders of the Series B Preferred Stock shall have no redemption rights.

        10.    Definitions.    The following terms shall have the following respective meanings:

        "Affiliate" means, with respect to any Person (as defined herein), any (x) spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of a director, officer, or partner of such Person) and (y) other Persons that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. The term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "Amended and Restated Certificate of Designation (Series A-1)" means the Company's Amended and Restated Certificate of Designation of Series A-1 Cumulative Convertible Preferred Stock dated on or about the date hereof filed with the Secretary of State of Delaware setting forth the rights, preferences and privileges of the Series A-1 Preferred Stock.

        "Appraisal Procedure" means the following procedure to determine fair market value of any security or other property (in either case, the "valuation amount"). If the Required Holders and the Company are not able to agree on the valuation amount within a reasonable period of time (not to exceed twenty (20) days), the valuation amount shall be determined by an investment banking firm of national recognition, which firm shall be unaffiliated with each of the Company and the Required Holders and shall be reasonably acceptable to the Board of Directors and the Required Holders. If the

Board of Directors and the Required Holders are unable to agree upon an acceptable investment banking firm within ten (10) days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in New York, New York, selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the investment banking firm (within ten (10) days of appointment) from a list, jointly prepared by the Required Holders and the Board of Directors, of not more than six investment banking firms of national standing in the United States, of which no more than three may be named by the Board of Directors and no more than three may be named by the Required Holders. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The Board of Directors and the Required Holders shall submit their respective valuations and other relevant data to the investment banking firm, and the investment banking firm shall as soon as practicable thereafter make its own determination of the valuation amount. The final valuation amount for purposes hereof shall be the average of the two valuation amounts closest together, as determined by the investment banking firm, from among the valuation amounts submitted by the Company and the Required Holders and the valuation amount calculated by the investment banking firm. The determination of the final valuation amount by such investment banking firm shall be final and binding upon the parties. The Company shall pay the fees and expenses of the investment banking firm and arbitrator (if any) used to determine the valuation amount. If required by any such investment banking firm or arbitrator, the Company shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Company in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and affiliates.

        "Board of Directors" has the meaning set forth in Article III above.

        "Certificate of Designation" has the meaning set forth in Article III above.

        "Certificate of Incorporation" has the meaning set forth in Article II above.

        "Common Stock" means the common stock, par value $0.01 per share, of the Company.

        "Company" has the meaning set forth in Article I above.

        "Conversion Date" has the meaning set forth in Section 6(c)(i) above.

        "Conversion Price" has the meaning set forth in Section 6(a) above.

        "Conversion Rights" has the meaning set forth in Section 6 above.

        "Credit Agreement" means the Credit Agreement, dated as of June 5, 2008, among the Corporation, Phoenix Venture Fund LLC, the other lenders signatory thereto and SG Phoenix LLC, as Collateral Agent, as amended from time to time.

        "Equity Security" shall mean any capital stock (including the Common Stock) of the Company, whether now authorized or not, or any options, warrants or rights to purchase capital stock, or any securities of any type whatsoever that are, or may become, convertible or exchangeable into capital stock.

        "Exchange Agreement" means the Exchange Agreement, dated as of June 21, 2010, by and between the Company, Phoenix Venture Fund LLC, Michael Engmann, Ronald Goodman and the parties listed on the signature pages thereto.

        "Issue Date" means, with respect to each share of the Series B Preferred Stock, the date on which such share of Series B Preferred Stock was issued.

        "Liquidation Event" has the meaning set forth in Section 4(a) above.

        "New Securities" means any Equity Securities issued after the date hereof; provided, however, that such term shall not include securities listed in subsection 6(e)(ii)(A)—(G) hereof or any shares of capital stock issued upon exercise or conversion of any options, warrants or other securities convertible into shares of Common Stock outstanding on the Issue Date.

        "Original Issue Price" means $1.00 per share of Series B Preferred Stock.

        "Person" means, without limitation, an individual, a partnership, a corporation, an association, a joint stock corporation, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental authority.

        "Phoenix" means Phoenix Venture Fund LLC, a Delaware limited liability company.

        "Purchase Agreement" means the Series B Preferred Stock Purchase Agreement, dated as of June 21, 2010, by and between the Company, Phoenix and the parties listed on the signature pages thereto

        "Required Holders" means holders representing a majority of the then outstanding shares of Series B Preferred Stock.

        "Series A-1 Preferred Stock" means the Series A-1 Cumulative Convertible Preferred Stock, par value $0.01 per share, of the Company provided for pursuant to the Amended and Restated Certificate of Designation dated on or about the date hereof filed with the Secretary of State of Delaware setting forth the rights, preferences and privileges of the Series A-1 Preferred Stock.

        "Series B Preferred Stock" has the meaning set forth in Section 1 above.

        "Series B Preferred Directors" has the meaning set forth in Section 2(a) above.

        "Subsidiary" means any Person of which the Company directly or indirectly owns at the time 50% or more of the outstanding equity interests (other than directors' qualifying shares) that represent (a) 50% of the voting power, (b) 50% of the economic power, or (c) control of the board of directors or similar governing body of such Person.

[Remainder of this Page Intentionally Left Blank]

        IN WITNESS WHEREOF, this Certificate of Designation has been signed on behalf of the Company by its Chief Executive Officer as of [    •    ], 2010.

COMMUNICATION INTELLIGENCE CORPORATION
By:
Name:	Guido DiGregorio
Title:	Chief Executive Officer

Appendix C

AMENDED AND RESTATED
CERTIFICATE OF DESIGNATION
OF
SERIES A-1 CUMULATIVE CONVERTIBLE PREFERRED STOCK
OF
COMMUNICATION INTELLIGENCE CORPORATION

Pursuant to Section 151 of the
Delaware General Corporation Law

        Communication Intelligence Corporation (the "Corporation"), organized and existing under the laws of the State of Delaware, does, by its Chief Executive Officer, hereby certify that, pursuant to the authority contained in Article Fourth of its Amended and Restated Certificate of Incorporation and in accordance with the provisions of Section 151 of the Delaware General Corporation Law, its Board of Directors has adopted the following resolution creating the following series of the Corporation's Preferred Stock and determining the designations, powers, preferences and the relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of such classes and series:

        RESOLVED, that, pursuant to authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), there is hereby created the following series of Preferred Stock:

  •
  2,000,000 shares shall be designated Series A-1 Cumulative Convertible Preferred Stock, par value $0.01 per share (the "Series A-1 Preferred Stock").

        The designations, powers, preferences, and rights and the qualifications, limitations and restrictions of the Series A-1 Preferred Stock, in addition to those set forth in the Certificate of Incorporation, shall be set forth in this Amended and Restated Certificate of Designation as set forth below. All capitalized terms not defined where first used shall be as defined in Section 10 hereof.

        Section 1.    Designation and Amount.    2,000,000 shares of the unissued preferred stock of the Corporation shall be designated as Series A-1 Cumulative Convertible Preferred Stock, par value $0.01 per share. The Series A-1 Preferred Stock shall have a purchase price of $1.00 per share (the "Series A-1 Issue Price").

        Section 2.    Rank.    The Series A-1 Preferred Stock shall rank: (i) junior to the Corporation's Series B Preferred Stock and any other class or series of capital stock of the Corporation hereafter created specifically ranking as to dividend rights, redemption rights, liquidation preference and other rights senior to the Series A-1 Preferred Stock (the "Senior Securities"); (ii) senior to all of the Corporation's common stock, par value $0.01 per share (the "Common Stock"); (iii) senior to any class or series of capital stock of the Corporation hereafter created not specifically ranking as to dividend rights, redemption rights, liquidation preference and other rights senior to or on parity with any Series A-1 Preferred Stock of whatever subdivision (collectively, with the Common Stock, the "Junior Securities"); and (iv) on a parity with any class or series of capital stock of the Corporation hereafter created specifically ranking as to dividend rights, redemption rights, liquidation preference and other rights on a parity with the Series A-1 Preferred Stock (the "Parity Securities"). For the avoidance of doubt, the Corporation's Series B Preferred Stock shall be senior to the Series A-1 Preferred Stock as to dividend rights, redemption rights, liquidation preference and other rights and shall be included in the definition of "Senior Securities".

        Section 3.    Dividends.    (a) For so long as shares of Series A-1 Preferred Stock remain outstanding, the holders of each share of the Series A-1 Preferred Stock shall be entitled, from and after the date of issuance of such share, to receive, and shall be paid quarterly in arrears on the last day of each calendar quarter (beginning on September 30, 2008) in cash out of funds legally available therefor, cumulative dividends which shall accrue regardless of whether they are declared by the Board, of an amount equal to 8.00% per share (as adjusted for any stock dividends, stock splits, combinations, recapitalizations involving equity securities of the Corporation, reclassifications or other similar events involving a change with respect to the Series A-1 Preferred Stock other than relating to or in connection with the Offering and/or the Recapitalization) per annum with respect to each share of the Series A-1 Preferred Stock; provided, however, that such dividend may, at the option of the Corporation, be paid to the holders of Series A-1 Preferred Stock in shares of the Series A-1 Preferred Stock in the amount of such dividend on a one (1) share of Series A-1 Preferred Stock per one dollar ($1.00) basis (as adjusted for any stock dividends, stock splits, combinations, recapitalizations involving equity securities of the Corporation, reclassifications or other similar events involving a change with respect to the Series A-1 Preferred Stock other than relating to or in connection with the Offering and/or the Recapitalization). The holders of shares of Series A-1 Preferred Stock shall be entitled to receive such dividends immediately after the payment of any dividends to Senior Securities required by the Certificate of Incorporation (including the Series B Preferred Stock), as amended or amended and restated and in effect.

          (b)   In case the Corporation shall at any time or from time to time declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its subsidiaries by way of a dividend, distribution or spin-off) on its Common Stock, other than (i) a distribution made in compliance with the provisions of Section 4 or (ii) a dividend or distribution made in Common Stock, the holders of the Series A-1 Preferred Stock shall be entitled to receive from the Corporation with respect to each share of Series A-1 Preferred Stock held, following payment in full of such dividend or distribution to the holders of Senior Securities (including the Series B Preferred Stock), any dividend or distribution that would be received by a holder of the number of shares (including fractional shares) of Common Stock into which such Series A-1 Preferred Stock is convertible on the record date for such dividend or distribution, with fractional shares of Common Stock deemed to be entitled to the corresponding fraction of any dividend or distribution that would be received by a whole share. Provided that such dividend or distribution has been made to the holders of Senior Securities (including the Series B Preferred Stock), any such dividend or distribution shall be declared, ordered, paid and made at the same time such dividend or distribution is declared, ordered, paid and made on the Common Stock. No dividend or distribution shall be declared, ordered, paid or made on the Common Stock unless the dividend or distribution on the Series A-1 Preferred Stock provided for by this paragraph shall be declared, ordered, paid or made at the same time.

        Section 4.    Liquidation Preference.

          (a)   In the event of any liquidation, dissolution or winding up of the Corporation (which shall not include any corporate recapitalizations)(a "Liquidation Event"), either voluntary or involuntary, the holders of Series A-1 Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, immediately after any distributions to Senior Securities (including the Series B Preferred Stock) required by the Certificate of Incorporation, and prior and in preference to any distribution to Junior Securities, but in parity with any distribution to the holders of Parity Securities, an amount per share equal to the Series A-1 Issue Price (as adjusted for any stock splits, combinations, recapitalizations involving equity securities of the Corporation, reclassifications of other similar events involving a change with respect to the Series A-1 Preferred Stock other than a change relating to or in connection with the Offering and/or the Recapitalization), plus any accrued but unpaid dividends on the Series A-1 Preferred Stock; provided that each holder of Series A-1 Preferred Stock may, upon written notice to the Corporation sent prior to any distribution under this Section 4(a) (which notice may, but is not required to be, a Notice of Conversion (as defined under Section 5(b)), elect to receive a distribution pursuant to Section 4(c) in lieu of the distribution under this Section 4(a), on an as-converted to Common Stock basis, upon completion of the distributions pursuant to Section 4(a) and Section 4(b). For the purpose of clarity, if a holder of Series A-1 Preferred Stock elects to receive a distribution pursuant to Section 4(c), such holder shall not receive a distribution pursuant to Section 4(a). If upon the occurrence of a Liquidation Event, and after the payment in full of the preferential amounts with respect to the Senior Securities (including the Series B Preferred Stock), the assets and funds available to be distributed among the holders of the Series A-1 Preferred Stock pursuant to Section 4(a) and the holders of any Parity Securities shall be insufficient to permit the payment to such holders of the full preferential amounts due to such holders of the Series A-1 Preferred Stock and the holders of the Parity Securities, respectively, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed among the holders of such Series A-1 Preferred Stock and the Parity Securities, pro rata, based on the amount each such holder would receive if such full preferential amounts were paid unless otherwise provided in the Certificate of Incorporation.

          (b)   Upon the completion of the distributions required by Section 4(a), if assets remain in the Corporation, they shall be distributed to the holders of Junior Securities, other than Common Stock with respect to any liquidation preference payable to such holders.

          (c)   Upon the completion of the distributions required by Section 4(a) and Section 4(b), if assets remain in the Corporation, they shall be distributed pro rata, on an as-converted to Common Stock basis, to the holders of Common Stock, the holders of Series A-1 Preferred Stock who have so elected pursuant to Section 4(a), and the holders of Series B Preferred Stock in accordance with the terms of the Certificate of Designation (Series B).

          (d)   A sale, lease, conveyance or disposition of all or substantially all of the capital stock or assets of the Corporation or a merger, consolidation, share exchange, reorganization or other transaction or series of related transactions (other than the Recapitalization)(whether involving the Corporation or a subsidiary thereof) in which the Corporation's stockholders immediately prior to such transaction do not retain a majority of the voting power in the surviving entity (a "Transaction"), shall be deemed to be a Liquidation Event, unless the holders of a majority of the then outstanding shares of the Series B Preferred Stock and the Series A-1 Preferred Stock (voting together as a single class on an as-converted to Common Stock basis) vote affirmatively or consent in writing that such Transaction shall not be treated as a Liquidation Event; provided, however, that each holder of Series A-1 Preferred Stock shall have the right to elect the conversion benefits of the provisions of Section 5(a) or other applicable conversion provisions in lieu of receiving payment in a Liquidation Event; and provided, further, that shares of the surviving entity held by holders of the capital stock of the Corporation acquired by means other than the Transaction shall not be used in determining if the shareholders of the Corporation own a majority of the voting power of the surviving entity, but shall be used for determining the total outstanding voting power of such entity. For the avoidance of doubt, the Recapitalization shall not be deemed a Liquidation Event or a Transaction described in Section 4(d) for purposes hereof.

          (e)   Prior to the closing of a Transaction described in Section 4(d) which would constitute a Liquidation Event and if any assets of the Corporation are available for distribution to the holders of the Series A-1 Preferred Stock after distributions have been made in full to the holders of Senior Securities (including the Series B Preferred Stock), the Corporation shall, at its sole option, either (i) make all distributions of cash or other property that it is required to make to the holders of Series A-1 Preferred Stock pursuant to the first sentence of Section 4(a), (ii) set aside sufficient funds or other property from which the distributions required to be made to such holders can be made, or (iii) establish an escrow or other similar arrangement with a third party pursuant to which the proceeds payable to the Corporation from the Transaction will be used to make the required liquidating payments to such holders immediately after the consummation of the Transaction. In the event that the Corporation is unable to fully comply with any of the foregoing alternatives, the Corporation shall either: (x) cause such closing to be postponed until the Corporation complies with one of the foregoing alternatives, or (y) cancel such Transaction, in which event the rights of the holders of Series A-1 Preferred Stock shall be the same as existing immediately prior to such proposed Transaction. For the avoidance of doubt, if distributions have been made in full to the holders of Senior Securities (including the Series B Preferred Stock), the Corporation shall not be subject to compliance with the foregoing sentence by virtue of the fact that no assets of the Corporation remain available for distribution to the Series A-1 Preferred Stock.

        Section 5.    Conversion of Series A-1 Preferred Stock.    The Corporation and the record holders of the Series A-1 Preferred Stock shall have conversion rights as follows:

          (a)    Right to Convert.    Each record holder of Series A-1 Preferred Stock shall be entitled to convert whole shares of Series A-1 Preferred Stock for the Common Stock issuable upon conversion of the Series A-1 Preferred Stock, at any time after June 30, 2008, at the option of the holder thereof, subject to adjustment as provided in Section 5(c) hereof, as follows: each share of Series A-1 Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series A-1 Preferred Stock so to be converted by the Series A-1 Issue Price and (ii) dividing the result thereof by the Conversion Price. The Conversion Price shall initially be $0.14 per share of Series A-1 Preferred Stock, subject to adjustment as provided in Section 5(c). Accrued but unpaid dividends will be paid in cash upon any such conversion.

          (b)    Mechanics of Conversion.    In order to convert Series A-1 Preferred Stock into full shares of Common Stock pursuant to Section 5(a), the holder shall (i) fax or e-mail a copy of a fully executed notice of conversion ("Notice of Conversion") to the Corporation at the office of the Corporation or to the Corporation's designated transfer agent (the "Transfer Agent") for the Series A-1 Preferred Stock stating that the holder elects to convert, which notice shall specify the Date of Conversion (as defined in Section 5(b)(iii) below), the number of shares of Series A-1 Preferred Stock to be converted, the Conversion Price (together with a copy of the front page of each certificate to be converted) and (ii) surrender to a common courier for either overnight or two (2) day delivery to the office of the Corporation or the Transfer Agent, the original certificates representing the Series A-1 Preferred Stock (the "Series A-1 Preferred Stock Certificates") being converted, duly endorsed for transfer.

            (i)    Lost or Stolen Certificates.    Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any Series A-1 Preferred Stock Certificates representing shares of Series A-1 Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Series A-1 Preferred Stock Certificates, if mutilated, the Corporation shall execute and deliver new Series A-1 Preferred Stock Certificates of like tenor and date; provided that the Corporation shall pay all costs of delivery (including insurance against loss and theft until delivered in an amount satisfactory to the holders of Series A-1 Preferred Stock). However, the Corporation shall not be obligated to reissue such lost or stolen Series A-1 Preferred Stock Certificates if the holder contemporaneously requests the Corporation to convert such Series A-1 Preferred Stock into Common Stock or if such shares of Series A-1 Preferred Stock have been otherwise converted into Common Stock.

            (ii)    Delivery of Common Stock Upon Conversion.    The Corporation, no later than 6:00 p.m. (Pacific time) on the third (3rd) business day after receipt by the Corporation or its Transfer Agent of all necessary documentation duly executed and in proper form required for conversion, including the original Series A-1 Preferred Stock Certificates to be converted (or after provision for security or indemnification in the case of lost, stolen or destroyed certificates, if required), shall issue and surrender to a common courier for either overnight or (if delivery is outside the United States) two (2)-day delivery to the holder as shown on the stock records of the Corporation a certificate for the number of shares of Common Stock to which the holder shall be entitled as aforesaid.

            (iii)    Date of Conversion.    The date on which conversion pursuant to Section 5(a) occurs (the "Date of Conversion") shall be deemed to be the date the applicable Notice of Conversion is faxed or emailed to the Corporation or the Transfer Agent, as the case may be, provided that the copy of the Notice of Conversion is faxed to the Corporation on or prior to 6:00 p.m. (Pacific time) on the Date of Conversion. The original Series A-1 Preferred Stock Certificates representing the shares of Series A-1 Preferred Stock to be converted shall be surrendered by depositing such certificates with a common courier for either overnight or two (2)-day delivery, as soon as practicable following the Date of Conversion. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Date of Conversion.

            (iv)    No Fractional Shares on Conversion.    No fractional shares of Common Stock shall be issued upon conversion of the Series A-1 Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall (after aggregating all shares into which shares of Series A-1 Preferred tendered by the holder for conversion) pay cash equal to such fraction multiplied by the market price per share of Common Stock (as determined in a reasonable manner by the Board) at the close of business on the Date of Conversion.

          (c)    Adjustment of Conversion Price.

            (i)    Adjustments of Conversion Price Upon Certain Events.    Upon the occurrence at any time after June 5, 2008 of any of the events set forth in Section 5(c)(i)(A) through (D) below, the Corporation shall be deemed to have issued or sold shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such deemed issuance or sale, and, forthwith upon such event, the Conversion Price shall be reduced to the price determined by dividing (x) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such deemed issuance or sale multiplied by the then existing Conversion Price and (b) the consideration, if any, received by the Corporation upon such deemed issuance or sale, by (y) the total number of shares of Common Stock outstanding immediately after such deemed issue or sale. For purposes of determining the number of shares of Common Stock outstanding as provided in clauses (x) and (y) above, the number of shares of Common Stock issuable upon conversion of all outstanding shares of Series A-1 Preferred Stock, exercise of all outstanding Options (as defined below) and conversion of all outstanding Convertible Securities (as defined below) shall be deemed to be outstanding.

            (A)    Change in Option Price or Conversion Rate.    If, at any time after the date of the Credit Agreement, (1) the purchase price or exercise price provided for in any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock outstanding as of the date of the Credit Agreement (such warrants, rights or options being called

    "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") issued by the Corporation is reduced, (2) the number of shares into which the Option is exercisable is increased, (3) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities is increased (if such consideration is payable to the holder of the Convertible Securities) or decreased (if such consideration is payable by the holder of the Convertible Securities), or (4) the rate at which Convertible Securities are convertible into or exchangeable for Common Stock is increased or the conversion price is decreased (including, but not limited to, such increases or decreases, as applicable, under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For the avoidance of doubt, no events, conditions or circumstances occurring from June 5, 2008 through the date hereof, including the reduction of the exercise price of Convertible Securities issued under the Credit Agreement, as amended, pursuant to the terms of Amendment No. 1 to the Credit Agreement, dated May 28, 2009, shall result in any adjustment to the Conversion Price.

            (B)    Stock Dividends.    In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation (other than Common Stock, Series A-1 Preferred Stock or Series B Preferred Stock) payable in Common Stock, then any Common Stock issuable in payment of such dividend or distribution shall be deemed to have been issued or sold for $0.01 per share, unless the holders of more than 50% of the then outstanding Series A-1 Preferred Stock and Series B Preferred Stock (voting together as a single class on an as-converted to Common Stock basis) shall have consented to such dividend or distribution.

            (C)    Record Date.    In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to otherwise determine the effective date of any such event described in this Section 5, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of such other event, as the case may be.

            (D)    Treasury Shares.    The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issuance or sale of Common Stock for the purpose of this Section 5(c)(i).

            (ii)    Certain Issues of Common Stock Excepted.    Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance or sale from and after June 5, 2008 of Anti-Dilution Excluded Securities (as defined below).

            (iii)    Adjustments for Subdivisions, Common Stock Dividends, Combinations or Consolidations of Common Stock.    If the outstanding shares of Common Stock shall be subdivided or increased, by stock split, stock dividend or otherwise, into a greater number of shares of Common Stock, the Conversion Price shall concurrently with the effectiveness of such subdivision or payment of such stock dividend, be proportionately decreased. If the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

            (iv)    Adjustments for Reclassification, Exchange and Substitution.    If the Common Stock issuable upon conversion of the Series A-1 Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series A-1 Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A-1 Preferred Stock immediately before that change; provided, however, that such class or classes shall be equal to or junior to the classes of stock issued to the holders of the Series B Preferred Stock upon conversion thereof.

            (v)    Adjustments for Merger, Sale, Lease or Conveyance.    In case of any share exchange, reorganization, consolidation with or merger of the Corporation with or into another corporation, or in case of any sale, lease, conveyance or disposition to another entity of the assets of the Corporation as an entirety or substantially as an entirety, which is not treated as a Liquidation Event pursuant to Section 4(d) above, the Series A-1 Preferred Stock shall after the date of such share exchange, reorganization, consolidation, merger, sale, lease, conveyance or disposition be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease, conveyance or disposition) upon conversion of the Series A-1 Preferred Stock would have been entitled upon such share exchange, reorganization, consolidation, merger, sale, lease, conveyance or disposition; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Series A-1 Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series A-1 Preferred Stock including for the avoidance of doubt the preferences attached to the holders of the Series B Preferred Stock.

            (vi)    Fractional Shares.    If any adjustment under this Section 5(c) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be rounded to the nearest whole number of shares with one-half share being rounded up.

            (vii)    Notice of Adjustment.    Concurrent with any adjustment pursuant to this Section 5(c), the Corporation shall provide prompt notice to the holders of Series A-1 Preferred Stock notifying such holders of any such adjustment. Upon written request by a holder, the Corporation will promptly deliver a copy of each such certificate to such holder and to the Corporation's Transfer Agent.

        Section 6.    Voting Rights.    The holders of Series A-1 Preferred Stock shall be entitled to that number of votes per share of Series A-1 Preferred Stock held by them as if such shares were converted to shares of Common Stock at the then-applicable Conversion Price.

        Section 7.    Status of Converted Stock.    In the event any shares of Series A-1 Preferred Stock are converted pursuant to Section 5 hereof, the shares of Series A-1 Preferred Stock so converted shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series, and shall not be issuable by the Corporation as Series A-1 Preferred Stock.

        Section 8.    Reservation of Stock.    The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of shares of Series A-1 Preferred Stock issued or issuable to the holders, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A-1 Preferred Stock; if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A-1 Preferred Stock, in addition to such other remedies as shall be available to the holder of Series A-1 Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number as shall be sufficient for such purposes, including, without limitation, using best efforts to obtain stockholder approval of any necessary amendment to the Charter.

        Section 9.    Redemption Rights.    The holders of the Series A-1 Preferred Stock shall have no redemption rights.

        Section 10.    Definitions.    As used in this Amended and Restated Certificate, the following capitalized terms have the following meanings.

        "Anti-Dilution Excluded Securities" mean any of the following securities: (1) securities issued to employees, consultants, officers or directors of the Corporation or options to purchase Common Stock granted by the Corporation to employees, consultants, officers or directors of the Corporation pursuant to any option plan, agreement or other arrangement duly adopted by the Corporation and the grant of which, in each case, is approved by the Board of Directors, including a majority of the Series B Preferred Directors; (2) securities issued to participants under the Salary Incentive Plan (as defined in the Series B Purchase Agreement), (3) the Series B Preferred Stock, the Series A-1 Preferred Stock and any Common Stock issued upon conversion of the Series B Preferred Stock or the Series A-1 Preferred Stock; (4) for the avoidance of doubt, securities issued on the conversion of any Convertible Securities or the exercise of any Options, in each case, outstanding on the date of filing of this Amended and Restated Certificate; and (5) for the avoidance of doubt, securities issued in connection with a stock split, stock dividend, combination, reorganization, recapitalization or other similar event for which adjustment is made in accordance with Section 5(c)(iii) or (iv).

        "Certificate of Designation (Series B)" means the Certificate of Designation dated on or about the date hereof filed with the Secretary of State of Delaware setting forth the rights, preferences and privileges of the Series B Preferred Stock.

        "Credit Agreement" means the Credit Agreement, dated as of June 5, 2008, among the Corporation, Phoenix Venture Fund LLC, the other lenders signatory thereto and SG Phoenix LLC, as Collateral Agent, as amended.

        "Exchange Agreement" means the Exchange Agreement, dated as of June 21, 2010, by and between the Corporation, Phoenix Venture Fund LLC, Michael Engmann, Ronald Goodman and the parties listed on the signature pages thereto.

        "Offering" means the purchase and sale of up to 2,000,000 shares of Series B Preferred Stock pursuant to the terms of the Series B Purchase Agreement.

        "Recapitalization" means the exchange by the lenders under the Credit Agreement of all of the Corporation's outstanding indebtedness under the Credit Agreement for shares of Series B Preferred Stock pursuant to the terms of the Exchange Agreement.

        "Series B Preferred Directors" means the three (3) members of the Corporation's board of directors elected by the holders of Series B Preferred Stock in accordance with the Certificate of Designation (Series B).

        "Series B Preferred Stock" means the Series B Participating Convertible Preferred Stock, par value $0.01 per share, of the Corporation provided for pursuant to the Certificate of Designation dated on or about the date hereof filed with the Secretary of State of Delaware setting forth the rights, preferences and privileges of the Series B Participating Preferred Stock.

        "Series B Purchase Agreement" means the Series B Preferred Stock Purchase Agreement, dated as of June 21, 2010, by and between the Corporation, Phoenix Venture Fund LLC and the parties listed on the signature pages thereto.

Signature on following page.

        IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate to be duly executed on its behalf by its Chief Executive Officer this [    •    ] day of [    •    ], 2010.

COMMUNICATION INTELLIGENCE CORPORATION
By:
	Name:	Guido DiGregorio
	Title:	Chief Executive Officer

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000071929_1 R2.09.05.010 For Withhold For All All All Except The Board of Directors recommends a vote FOR the following: 1. Election of Directors Nominees 01 KURT AMUNDSON 02 GUIDO DiGREGORIO 03 LOUIS P. PANETTA 04 DAVID WELCH COMMUNICATION INTELLIGENCE CORPORATION 275 SHORELINE DRIVE 6TH FLOOR REDWOOD SHORES, CA 94065 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions on this card on how to vote your shares using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends a vote FOR proposals 2, 3 and 4. For Against Abstain 2 TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED CAPITAL STOCK FOR ISSUANCE FROM 285,000,000 TO 535,000,000. 3 TO AMEND THE CERTIFICATE OF DESIGNATION OF SERIES A-1 PREFERRED STOCK. 4 TO RATIFY THE APPOINTMENT OF GHP HORWATH, P.C. AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010. NOTE: The undersigned hereby revokes any proxy heretofore given with respect to such shares and confirms all that said proxy, or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Proxy Card when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy CARD will be voted “FOR” (1) the election of all directors, and (2) to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of authorized capital stock for issuance from 285,000,000 to 535,000,000,(3) to amend the Certificate of Designation of Series A-1 Preferred Stock, and (4) to ratify the appointment of GHP Horwath, P.C. as the Company’s independent auditors for the fiscal year ending December 31, 2010. The undersigned hereby acknowledges receipt of the Company’s Notice of Annual Meeting of Stockholders to be held on August 4, 2010, the Company’s Proxy Statement dated July 16, 2010 and the accompanying proxy card, and the Company’s 2009 Annual Report to Stockholders. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000071929_2 R2.09.05.010 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com . PROXY COMMUNICATION INTELLIGENCE CORPORATION 275 SHORELINE DRIVE, SUITE 500 REDWOOD SHORES, CALIFORNIA 94065 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON AUGUST 4, 2010. The undersigned does hereby appoint Guido DiGregorio and Francis V. Dane and each of them as agents and proxies of the undersigned, with full power of substitution, to represent and to vote, as designated below, all the shares of Common Stock and/or Series A-1 Preferred Stock of Communication Intelligence Corporation (the “Company”) held of record by the undersigned on June 28, 2010 (the “Record Date”) in connection with the proposals presented at the Company’s Annual Meeting of Stockholders to be held on August 4, 2010 at 1 p.m., local time, at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood Shores, California 94065, or any adjournment or postponement thereof, all as more fully described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement dated July 16, 2010, hereby revoking all proxies heretofore given with respect to such shares. The Board of Directors recommends a vote “FOR” each of the Proposals. Important Notice Regarding the Internet Availability of Proxy Materials for the 2010 Annual Meeting to be Held on August 4, 2010. The proxy materials for the Communication Intelligence Corporation 2010 Annual Meeting of Stockholders are available at www.proxyvote.com. To view the proxy materials, please have your proxy card in hand when you access the website and follow the instructions to access the proxy materials. Continued and to be signed on reverse side

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
INTRODUCTION
VOTING SECURITIES
PROPOSAL 1 ELECTION OF DIRECTORS
BOARD OF DIRECTOR MEETINGS AND COMMITTEES
DIRECTOR COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 2 AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK FROM 285,000,000 TO 535,000,000
COMMUNICATION INTELLIGENCE CORPORATION Balance Sheet as of March 31, 2010 (Unaudited) (In thousands, except per share amounts)
COMMUNICATION INTELLIGENCE CORPORATION Pro Forma Statement of Operations (Unaudited) (In thousands, except per share amounts)
PROPOSAL 3 AMENDMENT OF CERTIFICATE OF DESIGNATION OF SERIES A-1 PREFERRED STOCK
PROPOSAL 4 RATIFICATION OF THE APPOINTMENT OF GHP HORWATH, P.C. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
TRANSACTIONS WITH RELATED PERSONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPANY CODE OF ETHICS
STOCKHOLDER PROPOSALS AND STOCKHOLDER NOMINATIONS OF DIRECTORS
SOLICITATION OF PROXIES
OTHER MATTERS
ADDITIONAL INFORMATION
INCORPORATION BY REFERENCE